FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-18

BANK 2017-BNK7 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated
1	General Motors Building	MSMCH		767 Fifth Avenue	New York	NY	10153	Mixed Use	Office/Retail	1968	2017
2	222 Second Street	BANA		222 Second Street	San Francisco	CA	94105	Office	CBD	2015
3	University Center Chicago	WFB		525 South State Street	Chicago	IL	60605	Multifamily	Student Housing	2004
4	Corporate Woods Portfolio	MSMCH		Various	Overland Park	KS	66210	Various	Various	Various
4.01	Corporate Woods - Building 82	MSMCH		10851 Mastin Boulevard	Overland Park	KS	66210	Office	Suburban	2001
4.02	Corporate Woods - Building 40	MSMCH		9401 Indian Creek Parkway	Overland Park	KS	66210	Office	Suburban	1981
4.03	Corporate Woods - Building 84	MSMCH		10801 Mastin Boulevard	Overland Park	KS	66210	Office	Suburban	1998
4.04	Corporate Woods - Building 32	MSMCH		9225 Indian Creek Parkway	Overland Park	KS	66210	Office	Suburban	1985
4.05	Corporate Woods - Building 34	MSMCH		10950 Grandview Drive	Overland Park	KS	66210	Office	Suburban	1978
4.06	Corporate Woods - Building 14	MSMCH		8717 West 110th Street	Overland Park	KS	66210	Office	Suburban	1981
4.07	Corporate Woods - Building 70	MSMCH		9900 West 109th Street	Overland Park	KS	66210	Office	Suburban	1987
4.08	Corporate Woods - Building 9	MSMCH		9200 Indian Creek	Overland Park	KS	66210	Office	Suburban	1984
4.09	Corporate Woods - Building 6	MSMCH		8900 Indian Creek	Overland Park	KS	66210	Office	Suburban	1979
4.10	Corporate Woods - Building 12	MSMCH		10975 Benson Drive	Overland Park	KS	66210	Office	Suburban	1986
4.11	Corporate Woods - Building 27	MSMCH		10975 Grandview Drive	Overland Park	KS	66210	Office	Suburban	1978
4.12	Corporate Woods - Building 51	MSMCH		9393 West 110th Street	Overland Park	KS	66210	Office	Suburban	1977
4.13	Corporate Woods - Building 55	MSMCH		9300 West 110th Street	Overland Park	KS	66210	Office	Suburban	1977
4.14	Corporate Woods - Building 65	MSMCH		9900 College Boulevard	Overland Park	KS	66210	Retail	Unanchored	1982
4.15	Corporate Woods - Building 3	MSMCH		8700 Indian Creek	Overland Park	KS	66210	Office	Suburban	1979
4.16	Corporate Woods - Building 75	MSMCH		10800 Farley Street	Overland Park	KS	66210	Office	Suburban	1980
5	Westin Building Exchange	WFB		2001 6th Avenue	Seattle	WA	98121	Other	Data Center	1981	2007
6	Mall of Louisiana	BANA		6401 Bluebonnet Boulevard; 9168 Mall of Louisiana Boulevard; 9330 Mall of Louisiana Boulevard	Baton Rouge	LA	70836	Retail	Super Regional Mall	1997	2008
7	Redondo Beach Hotel Portfolio	BANA		2410 & 2420 Marine Avenue	Redondo Beach	CA	90278	Hospitality	Various	2014
7.01	Hilton Garden Inn Redondo Beach	BANA		2410 Marine Avenue	Redondo Beach	CA	90278	Hospitality	Select Service	2014
7.02	Residence Inn by Marriott Redondo Beach	BANA		2420 Marine Drive	Redondo Beach	CA	90278	Hospitality	Extended Stay	2014
8	The Churchill	MSMCH		300 East 40th Street	New York	NY	10016	Multifamily	Cooperative	1967	2016
9	Overlook at King of Prussia	WFB		290, 300, 301, 310, 320 & 330 Goddard Boulevard	King of Prussia	PA	19406	Retail	Anchored	2000	2015
10	Raleigh Marriott City Center	WFB		500 Fayetteville Street	Raleigh	NC	27601	Hospitality	Full Service	2008	2017
11	411 East Wisconsin	MSMCH		411 East Wisconsin Avenue	Milwaukee	WI	53202	Office	CBD	1984	2016
12	Jacksonville - Doubletree	WFB		1201 Riverplace Boulevard	Jacksonville	FL	32207	Hospitality	Full Service	1967	2015
13	Moffett Place B4	WFB		1190 Bordeaux Drive	Sunnyvale	CA	94089	Office	Suburban	2017
14	Lewis Crossing	WFB		1080, 1100, 1105, 1125, 1145, 1260-1290 South Amity Road	Conway	AR	72032	Retail	Anchored	2016
15	First Stamford Place	WFB		100, 200 & 300 First Stamford Place	Stamford	CT	06902	Office	CBD	1986	2015
16	Village at San Jacinto	WFB		1171-1281 North State Street	San Jacinto	CA	92583	Retail	Anchored	2007
17	Metro Towne Center	MSMCH		2827 West Peoria Avenue	Phoenix	AZ	85029	Retail	Anchored	1982
18	Sundance West Apartments	MSMCH		3285 Clover Way; 3485 Lakeside Drive	Reno	NV	89509	Multifamily	Garden	1977	2016
19	Artisan Cove	BANA		901, 911, 921, 931, 961, and 971 Marina Way South	Richmond	CA	94804	Multifamily	Garden	2013
20	Montfort Valley	MSMCH		13660 Montfort Drive	Dallas	TX	75240	Multifamily	Garden	1977
21	8532 Melrose Avenue	MSMCH		8532 Melrose Avenue	West Hollywood	CA	90069	Retail	Unanchored	1938	2016
22	Chateau Estates	MSMCH		1810 Belt Line Road	Garland	TX	75044	Multifamily	Garden	1972	2017
23	HGI Memphis Wolfchase Galleria	WFB		7955 Ikea Way	Cordova	TN	38016	Hospitality	Select Service	2015
24	Kohl’s - Scottsdale	WFB		8680 East Raintree Drive	Scottsdale	AZ	85260	Retail	Single Tenant	2003
25	StorQuest - Oakland San Pablo	BANA		2227 San Pablo Avenue	Oakland	CA	94612	Self Storage	Self Storage	1917
26	French Quarter	MSMCH		20969 Ventura Boulevard	Woodland Hills	CA	91364	Mixed Use	Office/Retail	1972	2017
27	Park Lane South Owners, Inc.	NCB		118-18 Union Turnpike	Kew Gardens	NY	11415	Multifamily	Cooperative	1974	1998
28	Lakeside Village Shopping Center	MSMCH		9665 North Central Expressway	Dallas	TX	75231	Retail	Unanchored	1986
29	Artist Building at 300 Summer Cooperative Corporation	NCB		300 Summer Street	Boston	MA	02210	Multifamily	Cooperative	1898	2012
30	Gresham Plaza	MSMCH		926 Northeast Main Street	Simpsonville	SC	29681	Retail	Anchored	2007
31	Edgewater Place	MSMCH		1030 North Rogers Lane	Raleigh	NC	27610	Retail	Anchored	2003
32	US Storage Plano TX	BANA		800 Fulgham Road	Plano	TX	75093	Self Storage	Self Storage	2002	2015
33	Kohl’s Ground Lease	MSMCH		2900 Las Positas Road	Livermore	CA	94551	Retail	Anchored	2007
34	38 - 50 West 9th Street Corp.	NCB		38 West 9th Street	New York	NY	10011	Multifamily	Cooperative	1883	2007
35	StorQuest - Lafayette	BANA		530 Stacy Court	Lafayette	CO	80026	Self Storage	Self Storage	1993
36	Extra Space Storage - Lodi	BANA		630 South Cherokee Lane	Lodi	CA	95240	Self Storage	Self Storage	2001
37	StorQuest - Tallahassee	BANA		2401 Barcelona Lane	Tallahassee	FL	32311	Self Storage	Self Storage	2008
38	Strawbridge Green Apartments	MSMCH		4649 Strawbridge Street	Indianapolis	IN	46237	Multifamily	Garden	1973	2015
39	Placerville Self Storage	BANA		1066 Locust Avenue	Placerville	CA	95667	Self Storage	Self Storage	1986	2016
40	CVS Retail Plaza	WFB		5550 & 5602 North Illinois Street; 119 West 56th Street; 149 West Westfield Boulevard	Indianapolis	IN	46208	Retail	Anchored	1970	1975
41	Summit Self Storage	BANA		854 Edgefield Road	North Augusta	SC	29841	Self Storage	Self Storage	2006
42	55 Monroe Boulevard Owners Corp.	NCB		55 Monroe Boulevard	Long Beach	NY	11561	Multifamily	Cooperative	1964	1997
43	County Line Crossing	BANA		8810 South Emerson Avenue	Indianapolis	IN	46237	Retail	Shadow Anchored	2002
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	NCB		2199 Holland Avenue	Bronx	NY	10462	Multifamily	Cooperative	1929	1997
45	Englewood Village	WFB		9730, 9750, 9770 Highway 69 South	Tuscaloosa	AL	35405	Retail	Anchored	2001
46	Fresenius Distribution Center SC	BANA		2865 Dave Lyle Boulevard	Rock Hill	SC	29730	Industrial	Warehouse Distribution	2009
47	Irwindale Commerce Center	BANA		15622-15714 Arrow Highway	Irwindale	CA	91706	Retail	Unanchored	2004
48	Saline Shopping Center	WFB		501 East Michigan Avenue	Saline	MI	48176	Retail	Anchored	1984	2003
49	StorQuest - Glendale AZ	BANA		9240 North 67th Avenue	Glendale	AZ	85345	Self Storage	Self Storage	1984	2014
50	West 24th Owners Corp.	NCB		425-433 West 24th Street	New York	NY	10011	Multifamily	Cooperative	1887	2010
51	590 East 3rd Street Owners Corp.	NCB		590 East 3rd Street	Mount Vernon	NY	10553	Multifamily	Cooperative	1928	2002
52	Folly Road Self Storage	BANA		1573 Folly Road	Charleston	SC	29412	Self Storage	Self Storage	1998	2004
53	71 Grace Avenue Owners Corp.	NCB		71 Grace Avenue	Great Neck	NY	11021	Multifamily	Cooperative	1956	2007
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	NCB		377 West 11th Street	New York	NY	10014	Multifamily	Cooperative	1927	2001
55	Texas Retail Portfolio	WFB		Various	Various	TX	Various	Retail	Unanchored	Various
55.01	Valley Ranch	WFB		9400 North MacArthur Boulevard	Irving	TX	75063	Retail	Unanchored	1986
55.02	Crossroads Center	WFB		10045 North MacArthur Boulevard	Irving	TX	75063	Retail	Unanchored	1996
55.03	Green Oaks Center	WFB		2425 Southeast Green Oaks Boulevard	Arlington	TX	76018	Retail	Unanchored	1996
56	100 Randall Avenue Owners Corp.	NCB		100 Randall Avenue	Freeport	NY	11520	Multifamily	Cooperative	1961	1997
57	2680 Apt Inc.	NCB		2680 East 19th Street	Brooklyn	NY	11235	Multifamily	Cooperative	1958	2002
58	36 Pondfield Road West Owners, Inc.	NCB		36-42 Pondfield Road West	Yonkers	NY	10708	Multifamily	Cooperative	1927	2002
59	Seventy-Eight Tenants Corporation	NCB		78 Charles Street	New York	NY	10014	Multifamily	Cooperative	1897	2012
60	67-40 Yellowstone Blvd. Owners Corp.	NCB		67-40 Yellowstone Boulevard	Forest Hills	NY	11375	Multifamily	Cooperative	1951	2002
61	230 Central Avenue Owners Corp.	NCB		230 Central Avenue	Lawrence	NY	11559	Multifamily	Cooperative	1942	2012
62	Lancaster Owners, Incorporated	NCB		39-41 East 10th Street	New York	NY	10003	Multifamily	Cooperative	1895	2007
63	2021 84th St. Owners Corp.	NCB		2021 84th Street	Brooklyn	NY	11214	Multifamily	Cooperative	1969	2002
64	Shops at Carson	WFB		21720 & 21716 South Avalon Boulevard; 714 & 718 East Carson Street	Carson	CA	90745	Retail	Unanchored	2009
65	240 Prospect Pl. Apt. Corp.	NCB		232-242 Prospect Place, a/k/a 647 Vanderbilt Avenue	Brooklyn	NY	11238	Multifamily	Cooperative	1890	2005

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Number of Units(2)	Unit of Measure	Cut-off Date Balance Per Unit/SF(6)	Original Balance ($)	Cut-off Date Balance ($)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date
1	General Motors Building	1,989,983	Sq. Ft.	739	111,900,000	111,900,000	9.2%	111,900,000	N	6/7/2017	7/9/2017	6/9/2027
2	222 Second Street	452,418	Sq. Ft.	644	110,000,000	110,000,000	9.1%	110,000,000	Y	8/30/2017	10/10/2017	9/10/2027
3	University Center Chicago	1,732	Beds	69,630	85,600,000	85,600,000	7.1%	85,600,000	N	7/20/2017	9/11/2017	8/11/2027
4	Corporate Woods Portfolio	2,033,179	Sq. Ft.	109	70,625,000	70,625,000	5.8%	56,994,190	N	8/9/2017	10/6/2017		10/6/2017
4.01	Corporate Woods - Building 82	245,413	Sq. Ft.		10,994,078	10,994,078	0.9%
4.02	Corporate Woods - Building 40	300,043	Sq. Ft.		10,348,773	10,348,773	0.9%
4.03	Corporate Woods - Building 84	241,573	Sq. Ft.		10,085,872	10,085,872	0.8%
4.04	Corporate Woods - Building 32	208,244	Sq. Ft.		7,600,254	7,600,254	0.6%
4.05	Corporate Woods - Building 34	97,023	Sq. Ft.		3,680,626	3,680,626	0.3%
4.06	Corporate Woods - Building 14	120,385	Sq. Ft.		3,441,624	3,441,624	0.3%
4.07	Corporate Woods - Building 70	100,809	Sq. Ft.		3,274,323	3,274,323	0.3%
4.08	Corporate Woods - Building 9	99,400	Sq. Ft.		3,059,222	3,059,222	0.3%
4.09	Corporate Woods - Building 6	108,395	Sq. Ft.		3,035,321	3,035,321	0.3%
4.10	Corporate Woods - Building 12	98,648	Sq. Ft.		2,987,521	2,987,521	0.2%
4.11	Corporate Woods - Building 27	96,518	Sq. Ft.		2,915,821	2,915,821	0.2%
4.12	Corporate Woods - Building 51	89,789	Sq. Ft.		2,509,518	2,509,518	0.2%
4.13	Corporate Woods - Building 55	89,221	Sq. Ft.		2,461,718	2,461,718	0.2%
4.14	Corporate Woods - Building 65	28,612	Sq. Ft.		1,577,411	1,577,411	0.1%
4.15	Corporate Woods - Building 3	60,950	Sq. Ft.		1,577,411	1,577,411	0.1%
4.16	Corporate Woods - Building 75	48,156	Sq. Ft.		1,075,508	1,075,508	0.1%
5	Westin Building Exchange	401,544	Sq. Ft.	336	67,500,000	67,500,000	5.6%	67,500,000	N	6/29/2017	8/11/2017	7/11/2027
6	Mall of Louisiana	776,789	Sq. Ft.	418	65,000,000	65,000,000	5.4%	56,198,418	N	7/26/2017	9/1/2017	8/1/2020	9/1/2020
7	Redondo Beach Hotel Portfolio	319	Rooms	200,627	64,000,000	64,000,000	5.3%	52,810,383	N	8/7/2017	10/1/2017		10/1/2017
7.01	Hilton Garden Inn Redondo Beach	147	Rooms		26,371,859	26,371,859	2.2%
7.02	Residence Inn by Marriott Redondo Beach	172	Rooms		37,628,141	37,628,141	3.1%
8	The Churchill	587	Units	83,475	49,000,000	49,000,000	4.0%	49,000,000	N	8/4/2017	10/1/2017	9/1/2027
9	Overlook at King of Prussia	194,736	Sq. Ft.	210	40,800,000	40,800,000	3.4%	40,800,000	N	8/14/2017	10/11/2017	9/11/2027
10	Raleigh Marriott City Center	400	Rooms	170,000	38,000,000	38,000,000	3.1%	36,300,914	N	5/25/2017	7/1/2017	6/1/2019	7/1/2019
11	411 East Wisconsin	678,839	Sq. Ft.	138	37,500,000	37,500,000	3.1%	32,546,151	N	6/29/2017	8/1/2017	7/1/2020	8/1/2020
12	Jacksonville - Doubletree	293	Rooms	120,895	35,500,000	35,422,241	2.9%	31,345,656	N	6/29/2017	8/11/2017		8/11/2017
13	Moffett Place B4	314,352	Sq. Ft.	404	31,750,000	31,750,000	2.6%	28,855,587	N	8/3/2017	9/6/2017	8/6/2022	9/6/2022
14	Lewis Crossing	220,003	Sq. Ft.	136	30,000,000	29,962,704	2.5%	24,093,887	N	8/2/2017	9/11/2017		9/11/2017
15	First Stamford Place	810,475	Sq. Ft.	202	25,000,000	25,000,000	2.1%	25,000,000	N	6/5/2017	8/1/2017	7/1/2027
16	Village at San Jacinto	93,051	Sq. Ft.	234	21,750,000	21,750,000	1.8%	19,037,602	N	6/30/2017	8/11/2017	7/11/2020	8/11/2020
17	Metro Towne Center	140,644	Sq. Ft.	141	19,825,000	19,825,000	1.6%	18,028,226	N	8/24/2017	10/1/2017	9/1/2022	10/1/2022
18	Sundance West Apartments	348	Units	51,762	18,056,000	18,013,117	1.5%	15,432,222	N	6/16/2015	8/1/2015	7/1/2017	8/1/2017
19	Artisan Cove	51	Units	328,431	16,750,000	16,750,000	1.4%	15,328,144	N	6/15/2017	8/1/2017	7/1/2022	8/1/2022
20	Montfort Valley	224	Units	65,290	14,625,000	14,625,000	1.2%	14,625,000	N	6/30/2017	8/1/2017	7/1/2027
21	8532 Melrose Avenue	4,946	Sq. Ft.	2,881	14,250,000	14,250,000	1.2%	14,250,000	N	7/20/2017	9/1/2017	8/1/2027
22	Chateau Estates	184	Units	75,435	13,880,000	13,880,000	1.1%	13,880,000	N	9/1/2017	10/1/2017	9/1/2027
23	HGI Memphis Wolfchase Galleria	124	Rooms	110,289	13,720,000	13,675,785	1.1%	10,168,357	N	7/5/2017	8/11/2017		8/11/2017
24	Kohl’s - Scottsdale	88,408	Sq. Ft.	152	13,500,000	13,433,003	1.1%	10,899,831	N	5/1/2017	6/11/2017		6/11/2017
25	StorQuest - Oakland San Pablo	60,871	Sq. Ft.	201	12,250,000	12,250,000	1.0%	12,250,000	N	8/16/2017	10/1/2017	9/1/2027
26	French Quarter	57,228	Sq. Ft.	210	12,000,000	12,000,000	1.0%	9,633,575	N	8/7/2017	10/1/2017		10/1/2017
27	Park Lane South Owners, Inc.	207	Units	57,925	12,000,000	11,990,507	1.0%	10,511,242	N	8/1/2017	9/1/2017		9/1/2017
28	Lakeside Village Shopping Center	50,137	Sq. Ft.	213	10,700,000	10,700,000	0.9%	9,158,509	N	8/1/2017	9/1/2017	8/1/2019	9/1/2019
29	Artist Building at 300 Summer Cooperative Corporation	48	Units	198,424	9,524,360	9,524,360	0.8%	7,730,983	N	8/8/2017	10/1/2017		10/1/2017
30	Gresham Plaza	79,124	Sq. Ft.	90	7,110,000	7,096,961	0.6%	5,118,121	N	8/1/2017	9/1/2017		9/1/2017
31	Edgewater Place	92,103	Sq. Ft.	77	7,070,000	7,070,000	0.6%	6,105,869	N	8/31/2017	10/1/2017	9/1/2020	10/1/2020
32	US Storage Plano TX	90,600	Sq. Ft.	78	7,070,000	7,070,000	0.6%	6,433,374	N	7/17/2017	9/1/2017	8/1/2022	9/1/2022
33	Kohl’s Ground Lease	88,633	Sq. Ft.	79	7,000,000	7,000,000	0.6%	7,000,000	N	8/8/2017	10/1/2017	9/1/2027
34	38 - 50 West 9th Street Corp.	51	Units	131,373	6,700,000	6,700,000	0.6%	6,700,000	N	8/29/2017	10/1/2017	9/1/2027
35	StorQuest - Lafayette	72,320	Sq. Ft.	86	6,250,000	6,250,000	0.5%	6,250,000	N	7/27/2017	9/1/2017	8/1/2027
36	Extra Space Storage - Lodi	83,350	Sq. Ft.	72	6,000,000	6,000,000	0.5%	6,000,000	N	8/1/2017	9/1/2017	8/1/2027
37	StorQuest - Tallahassee	76,298	Sq. Ft.	79	6,000,000	6,000,000	0.5%	6,000,000	N	8/1/2017	9/1/2017	8/1/2027
38	Strawbridge Green Apartments	190	Units	31,539	6,000,000	5,992,458	0.5%	4,810,322	N	7/31/2017	9/1/2017		9/1/2017
39	Placerville Self Storage	69,575	Sq. Ft.	85	5,900,000	5,900,000	0.5%	5,900,000	N	8/2/2017	10/1/2017	9/1/2027
40	CVS Retail Plaza	28,432	Sq. Ft.	185	5,250,000	5,250,000	0.4%	5,250,000	N	8/1/2017	9/11/2017	8/11/2027
41	Summit Self Storage	94,860	Sq. Ft.	55	5,225,000	5,219,196	0.4%	4,268,649	N	7/24/2017	9/1/2017		9/1/2017
42	55 Monroe Boulevard Owners Corp.	95	Units	54,660	5,200,000	5,192,710	0.4%	4,092,848	N	7/27/2017	9/1/2017		9/1/2017
43	County Line Crossing	33,980	Sq. Ft.	152	5,200,000	5,175,478	0.4%	4,232,977	N	4/28/2017	6/1/2017		6/1/2017
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	89	Units	56,180	5,000,000	5,000,000	0.4%	3,941,053	N	8/24/2017	10/1/2017		10/1/2017
45	Englewood Village	68,792	Sq. Ft.	73	5,000,000	5,000,000	0.4%	4,254,537	N	4/5/2017	5/11/2017	4/11/2019	5/11/2019
46	Fresenius Distribution Center SC	121,500	Sq. Ft.	41	5,000,000	4,994,718	0.4%	4,113,864	N	8/1/2017	9/1/2017		9/1/2017
47	Irwindale Commerce Center	24,758	Sq. Ft.	202	5,000,000	4,994,637	0.4%	4,105,134	N	8/1/2017	9/1/2017		9/1/2017
48	Saline Shopping Center	83,906	Sq. Ft.	55	4,600,000	4,588,797	0.4%	2,845,648	N	8/11/2017	9/11/2017		9/11/2017
49	StorQuest - Glendale AZ	75,100	Sq. Ft.	55	4,100,000	4,100,000	0.3%	4,100,000	N	7/12/2017	9/1/2017	8/1/2027
50	West 24th Owners Corp.	96	Units	39,583	3,800,000	3,800,000	0.3%	2,986,342	N	8/16/2017	10/1/2017		10/1/2017
51	590 East 3rd Street Owners Corp.	81	Units	41,667	3,375,000	3,375,000	0.3%	2,968,112	N	8/23/2017	10/1/2017		10/1/2017
52	Folly Road Self Storage	38,150	Sq. Ft.	88	3,355,000	3,355,000	0.3%	2,919,311	N	8/24/2017	10/1/2017	9/1/2020	10/1/2020
53	71 Grace Avenue Owners Corp.	31	Units	90,199	2,800,000	2,796,156	0.2%	2,211,980	N	8/1/2017	9/1/2017		9/1/2017
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	28	Units	96,429	2,700,000	2,700,000	0.2%	2,700,000	N	8/30/2017	10/1/2017	9/1/2027
55	Texas Retail Portfolio	46,152	Sq. Ft.	57	2,620,000	2,620,000	0.2%	2,132,427	N	8/14/2017	10/11/2017		10/11/2017
55.01	Valley Ranch	25,136	Sq. Ft.		1,470,000	1,470,000	0.1%
55.02	Crossroads Center	10,575	Sq. Ft.		700,000	700,000	0.1%
55.03	Green Oaks Center	10,441	Sq. Ft.		450,000	450,000	0.0%
56	100 Randall Avenue Owners Corp.	44	Units	45,455	2,000,000	2,000,000	0.2%	1,571,175	N	8/30/2017	10/1/2017		10/1/2017
57	2680 Apt Inc.	107	Units	17,743	1,900,000	1,898,468	0.2%	1,661,139	N	7/31/2017	9/1/2017		9/1/2017
58	36 Pondfield Road West Owners, Inc.	36	Units	51,389	1,850,000	1,850,000	0.2%	1,619,402	N	8/23/2017	10/1/2017		10/1/2017
59	Seventy-Eight Tenants Corporation	15	Units	120,000	1,800,000	1,800,000	0.1%	1,800,000	N	8/29/2017	10/1/2017	9/1/2027
60	67-40 Yellowstone Blvd. Owners Corp.	111	Units	15,315	1,700,000	1,700,000	0.1%	1,489,033	N	8/30/2017	10/1/2017		10/1/2017
61	230 Central Avenue Owners Corp.	30	Units	56,667	1,700,000	1,700,000	0.1%	1,700,000	N	8/1/2017	9/1/2017	8/1/2027
62	Lancaster Owners, Incorporated	10	Units	150,000	1,500,000	1,500,000	0.1%	1,178,382	N	8/28/2017	10/1/2017		10/1/2017
63	2021 84th St. Owners Corp.	64	Units	21,875	1,400,000	1,400,000	0.1%	1,097,363	N	8/30/2017	10/1/2017		10/1/2017
64	Shops at Carson	12,861	Sq. Ft.	93	1,200,000	1,198,630	0.1%	976,426	N	7/27/2017	9/11/2017		9/11/2017
65	240 Prospect Pl. Apt. Corp.	8	Units	100,000	800,000	800,000	0.1%	631,729	N	8/29/2017	10/1/2017		10/1/2017

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Fee	Certificate Administrator Fee Rate	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)
1	General Motors Building	6/9/2027		3.43000%	0.00000%	0.00580%	0.00375%	0.00050%	0.00025%	3.41970%	Actual/360	324,289.83
2	222 Second Street	9/10/2027	9/10/2029	3.92600%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.91272%	Actual/360	364,881.71
3	University Center Chicago	8/11/2027		3.92000%	0.00173%	0.00580%	0.01500%	0.00050%	0.00025%	3.89672%	Actual/360	283,510.37
4	Corporate Woods Portfolio	9/6/2027		4.45000%	0.00000%	0.00580%	0.00500%	0.00050%	0.00025%	4.43845%	Actual/360	355,751.38
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange	7/11/2027		3.29000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.27672%	Actual/360	187,632.82
6	Mall of Louisiana	8/1/2027		3.98400%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.97072%	Actual/360	309,720.67
7	Redondo Beach Hotel Portfolio	9/1/2027		5.11700%	0.00173%	0.00580%	0.03250%	0.00050%	0.00025%	5.07622%	Actual/360	348,156.70
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill	9/1/2027		3.28800%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.27472%	Actual/360	136,124.72
9	Overlook at King of Prussia	9/11/2027		3.82000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.80672%	Actual/360	131,683.89
10	Raleigh Marriott City Center	6/1/2022		4.94000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.92672%	Actual/360	202,601.06
11	411 East Wisconsin	7/1/2027		4.14000%	0.00000%	0.00580%	0.00500%	0.00050%	0.00025%	4.12845%	Actual/360	182,070.61
12	Jacksonville - Doubletree	7/11/2024		4.88000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.86672%	Actual/360	187,976.67
13	Moffett Place B4	8/6/2027		3.63650%	0.00000%	0.00580%	0.00500%	0.00050%	0.00025%	3.62495%	Actual/360	141,208.33
14	Lewis Crossing	8/11/2027		4.31000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.29672%	Actual/360	148,637.64
15	First Stamford Place	7/1/2027		4.08780%	0.00000%	0.00580%	0.00500%	0.00050%	0.00025%	4.07625%	Actual/360	86,345.31
16	Village at San Jacinto	7/11/2027		4.50000%	0.00173%	0.00580%	0.03250%	0.00050%	0.00025%	4.45922%	Actual/360	110,204.05
17	Metro Towne Center	9/1/2027		4.12000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.10672%	Actual/360	96,024.23
18	Sundance West Apartments	7/1/2025		4.52500%	0.00173%	0.00580%	0.03250%	0.00050%	0.00025%	4.48422%	Actual/360	91,755.51
19	Artisan Cove	7/1/2027		4.50000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.48672%	Actual/360	84,869.79
20	Montfort Valley	7/1/2027		4.16000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.14672%	Actual/360	51,404.17
21	8532 Melrose Avenue	8/1/2027		4.17500%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.16172%	Actual/360	50,266.71
22	Chateau Estates	9/1/2027		3.99000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.97672%	Actual/360	46,791.99
23	HGI Memphis Wolfchase Galleria	7/11/2027		4.76000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.74672%	Actual/360	78,299.04
24	Kohl’s - Scottsdale	5/11/2027		4.46000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.44672%	Actual/360	68,082.04
25	StorQuest - Oakland San Pablo	9/1/2027		4.00100%	0.00173%	0.00580%	0.05250%	0.00050%	0.00025%	3.94022%	Actual/360	41,410.81
26	French Quarter	9/1/2027		4.30000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.28672%	Actual/360	59,384.57
27	Park Lane South Owners, Inc.	8/1/2027		3.77000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.68172%	Actual/360	48,449.87
28	Lakeside Village Shopping Center	8/1/2027		4.58000%	0.00173%	0.00580%	0.04250%	0.00050%	0.00025%	4.52922%	Actual/360	54,725.13
29	Artist Building at 300 Summer Cooperative Corporation	9/1/2027		4.62000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	4.53172%	Actual/360	48,940.00
30	Gresham Plaza	8/1/2027		4.00000%	0.00173%	0.00580%	0.04500%	0.00050%	0.00025%	3.94672%	Actual/360	37,529.20
31	Edgewater Place	9/1/2027		3.94000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	3.92672%	Actual/360	33,509.16
32	US Storage Plano TX	8/1/2027		4.15700%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.14372%	Actual/360	34,396.31
33	Kohl’s Ground Lease	9/1/2027		4.24500%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.23172%	Actual/360	25,106.42
34	38 - 50 West 9th Street Corp.	9/1/2027		3.78000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.69172%	Actual/360	21,398.13
35	StorQuest - Lafayette	8/1/2027		3.96400%	0.00173%	0.00580%	0.05250%	0.00050%	0.00025%	3.90322%	Actual/360	20,932.58
36	Extra Space Storage - Lodi	8/1/2027		4.36200%	0.00173%	0.00580%	0.07250%	0.00050%	0.00025%	4.28122%	Actual/360	22,112.92
37	StorQuest - Tallahassee	8/1/2027		4.09600%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.08272%	Actual/360	20,764.44
38	Strawbridge Green Apartments	8/1/2027		4.26000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.24672%	Actual/360	29,551.53
39	Placerville Self Storage	9/1/2027		4.51000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.49672%	Actual/360	22,482.14
40	CVS Retail Plaza	8/11/2027		4.36000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.34672%	Actual/360	19,339.93
41	Summit Self Storage	8/1/2027		4.81000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.79672%	Actual/360	27,445.36
42	55 Monroe Boulevard Owners Corp.	8/1/2027		3.75000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.66172%	Actual/360	24,082.01
43	County Line Crossing	5/1/2027		4.70000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.68672%	Actual/360	26,969.17
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	9/1/2027		3.79000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.70172%	Actual/360	23,269.41
45	Englewood Village	4/11/2027		4.36000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.34672%	Actual/360	24,920.05
46	Fresenius Distribution Center SC	8/1/2027		5.02500%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	5.01172%	Actual/360	26,917.53
47	Irwindale Commerce Center	8/1/2027		4.96000%	0.00173%	0.00580%	0.05500%	0.00050%	0.00025%	4.89672%	Actual/360	26,718.98
48	Saline Shopping Center	8/11/2027		4.55000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.53672%	Actual/360	29,226.17
49	StorQuest - Glendale AZ	8/1/2027		4.19500%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.18172%	Actual/360	14,531.98
50	West 24th Owners Corp.	9/1/2027		3.71000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.62172%	Actual/360	17,512.25
51	590 East 3rd Street Owners Corp.	9/1/2027		3.90000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.81172%	Actual/360	13,896.25
52	Folly Road Self Storage	9/1/2027		4.25100%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.23772%	Actual/360	16,506.55
53	71 Grace Avenue Owners Corp.	8/1/2027		3.85000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.76172%	Actual/360	13,126.63
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	9/1/2027		3.61000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.52172%	Actual/360	8,235.31
55	Texas Retail Portfolio	9/11/2027		4.70000%	0.00173%	0.00580%	0.08250%	0.00050%	0.00025%	4.60922%	Actual/360	13,588.31
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.	9/1/2027		3.70000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.61172%	Actual/360	9,205.66
57	2680 Apt Inc.	8/1/2027		3.71000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.62172%	Actual/360	7,601.63
58	36 Pondfield Road West Owners, Inc.	9/1/2027		3.75000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.66172%	Actual/360	7,446.73
59	Seventy-Eight Tenants Corporation	9/1/2027		3.75000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.66172%	Actual/360	5,703.13
60	67-40 Yellowstone Blvd. Owners Corp.	9/1/2027		3.77000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.68172%	Actual/360	6,863.73
61	230 Central Avenue Owners Corp.	8/1/2027		3.91000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.82172%	Actual/360	5,616.10
62	Lancaster Owners, Incorporated	9/1/2027		3.70000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.61172%	Actual/360	6,904.24
63	2021 84th St. Owners Corp.	9/1/2027		3.64000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.55172%	Actual/360	6,396.54
64	Shops at Carson	8/11/2027		4.69000%	0.00173%	0.00580%	0.00500%	0.00050%	0.00025%	4.67672%	Actual/360	6,216.44
65	240 Prospect Pl. Apt. Corp.	9/1/2027		3.84000%	0.00173%	0.00580%	0.08000%	0.00050%	0.00025%	3.75172%	Actual/360	3,745.90

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions(3)
1	General Motors Building	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(86),O(7)
2	222 Second Street	Interest-only, ARD	Actual/360	120	120	120	120	0	0	0	L(24),D(89),O(7)
3	University Center Chicago	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
4	Corporate Woods Portfolio	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(90),O(6)
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)
6	Mall of Louisiana	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)
7	Redondo Beach Hotel Portfolio	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(23),GRTR 1% or YM(93),O(4)
9	Overlook at King of Prussia	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(36),GRTR 1% or YM(77),O(7)
10	Raleigh Marriott City Center	Interest-only, Amortizing Balloon	Actual/360	60	57	24	21	360	360	3	L(27),D(29),O(4)
11	411 East Wisconsin	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
12	Jacksonville - Doubletree	Amortizing Balloon		84	82	0	0	360	358	2	L(24),GRTR 1% or YM(55),O(5)
13	Moffett Place B4	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	Payment Schedule	Payment Schedule	1	L(25),D(88),O(7)
14	Lewis Crossing	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
15	First Stamford Place	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)
16	Village at San Jacinto	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
17	Metro Towne Center	Interest-only, Amortizing Balloon	Actual/360	120	120	60	60	360	360	0	L(23),GRTR 1% or YM(92),O(5)
18	Sundance West Apartments	Interest-only, Amortizing Balloon	Actual/360	120	94	24	0	360	358	26	L(50),D(63),O(7)
19	Artisan Cove	Interest-only, Amortizing Balloon	Actual/360	120	118	60	58	360	360	2	L(26),D(90),O(4)
20	Montfort Valley	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(23),GRTR 1% or YM(90),O(7)
21	8532 Melrose Avenue	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
22	Chateau Estates	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),GRTR 1% or YM(89),O(7)
23	HGI Memphis Wolfchase Galleria	Amortizing Balloon		120	118	0	0	300	298	2	L(26),D(90),O(4)
24	Kohl’s - Scottsdale	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)
25	StorQuest - Oakland San Pablo	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(91),O(5)
26	French Quarter	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
27	Park Lane South Owners, Inc.	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
28	Lakeside Village Shopping Center	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(91),O(4)
29	Artist Building at 300 Summer Cooperative Corporation	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
30	Gresham Plaza	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(90),O(5)
31	Edgewater Place	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)
32	US Storage Plano TX	Interest-only, Amortizing Balloon	Actual/360	120	119	60	59	360	360	1	L(25),D(91),O(4)
33	Kohl’s Ground Lease	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	L(24),D(92),O(4)
34	38 - 50 West 9th Street Corp.	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)
35	StorQuest - Lafayette	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(90),O(5)
36	Extra Space Storage - Lodi	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
37	StorQuest - Tallahassee	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
38	Strawbridge Green Apartments	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
39	Placerville Self Storage	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(24),GRTR 1% or YM or D(91),O(5)
40	CVS Retail Plaza	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(88),O(7)
41	Summit Self Storage	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(116),O(4)
42	55 Monroe Boulevard Owners Corp.	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
43	County Line Crossing	Amortizing Balloon		120	116	0	0	360	356	4	L(28),D(88),O(4)
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
45	Englewood Village	Interest-only, Amortizing Balloon	Actual/360	120	115	24	19	360	360	5	L(29),D(87),O(4)
46	Fresenius Distribution Center SC	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
47	Irwindale Commerce Center	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
48	Saline Shopping Center	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(91),O(4)
49	StorQuest - Glendale AZ	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
50	West 24th Owners Corp.	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
51	590 East 3rd Street Owners Corp.	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
52	Folly Road Self Storage	Interest-only, Amortizing Balloon	Actual/360	120	120	36	36	360	360	0	L(24),D(92),O(4)
53	71 Grace Avenue Owners Corp.	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)
55	Texas Retail Portfolio	Amortizing Balloon		120	120	0	0	360	360	0	L(24),D(92),O(4)
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
57	2680 Apt Inc.	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
58	36 Pondfield Road West Owners, Inc.	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
59	Seventy-Eight Tenants Corporation	Interest-only, Balloon	Actual/360	120	120	120	120	0	0	0	GRTR 1% or YM(113),1%(3),O(4)
60	67-40 Yellowstone Blvd. Owners Corp.	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
61	230 Central Avenue Owners Corp.	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
62	Lancaster Owners, Incorporated	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
63	2021 84th St. Owners Corp.	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)
64	Shops at Carson	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
65	240 Prospect Pl. Apt. Corp.	Amortizing Balloon		120	120	0	0	360	360	0	GRTR 1% or YM(113),1%(3),O(4)

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)(4)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Units	Coop - Sponsor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(6)	U/W NCF DSCR (x)(6)
1	General Motors Building	0	0	4,800,000,000	5/8/2017									4.45	4.33
2	222 Second Street	0	0	516,000,000	7/26/2017									1.96	1.84
3	University Center Chicago	0	0	203,400,000	6/1/2017									2.74	2.69
4	Corporate Woods Portfolio	0	0	299,100,000	6/15/2017									1.69	1.48
4.01	Corporate Woods - Building 82			46,000,000	6/15/2017
4.02	Corporate Woods - Building 40			43,300,000	6/15/2017
4.03	Corporate Woods - Building 84			42,200,000	6/15/2017
4.04	Corporate Woods - Building 32			31,800,000	6/15/2017
4.05	Corporate Woods - Building 34			15,400,000	6/15/2017
4.06	Corporate Woods - Building 14			14,400,000	6/15/2017
4.07	Corporate Woods - Building 70			13,700,000	6/15/2017
4.08	Corporate Woods - Building 9			12,800,000	6/15/2017
4.09	Corporate Woods - Building 6			12,700,000	6/15/2017
4.10	Corporate Woods - Building 12			12,500,000	6/15/2017
4.11	Corporate Woods - Building 27			12,200,000	6/15/2017
4.12	Corporate Woods - Building 51			10,500,000	6/15/2017
4.13	Corporate Woods - Building 55			10,300,000	6/15/2017
4.14	Corporate Woods - Building 65			6,600,000	6/15/2017
4.15	Corporate Woods - Building 3			6,600,000	6/15/2017
4.16	Corporate Woods - Building 75			4,500,000	6/15/2017
5	Westin Building Exchange	0	0	507,000,000	5/23/2017									7.39	7.20
6	Mall of Louisiana	0	0	570,000,000	6/23/2017									1.94	1.85
7	Redondo Beach Hotel Portfolio	0	0	99,500,000	6/29/2017									1.92	1.58
7.01	Hilton Garden Inn Redondo Beach			$41,000,000	6/29/2017
7.02	Residence Inn by Marriott Redondo Beach			$58,500,000	6/29/2017
8	The Churchill	5	0	516,000,000	6/29/2017	275,000,000	17.8%	10.9%	64	0	0	(103,001)		6.29	6.17
9	Overlook at King of Prussia	0	0	77,300,000	7/12/2017									3.15	2.99
10	Raleigh Marriott City Center	5	5	108,000,000	3/30/2017									2.16	1.91
11	411 East Wisconsin	5	0	133,200,000	5/23/2017									1.84	1.46
12	Jacksonville - Doubletree	0	0	54,600,000	5/16/2017									2.16	1.82
13	Moffett Place B4	0	0	309,500,000	11/1/2018									2.29	2.29
14	Lewis Crossing	0	5	44,900,000	6/23/2017									1.47	1.39
15	First Stamford Place	0	0	285,000,000	5/3/2017									3.05	2.71
16	Village at San Jacinto	0	0	29,800,000	5/13/2017									1.43	1.35
17	Metro Towne Center	5	5	32,900,000	6/26/2017									1.80	1.67
18	Sundance West Apartments	5	5	37,500,000	7/19/2017									1.79	1.71
19	Artisan Cove	4	5	23,500,000	5/16/2017									1.38	1.37
20	Montfort Valley	5	5	22,500,000	6/9/2017									2.27	2.18
21	8532 Melrose Avenue	5	5	25,000,000	7/1/2017									1.85	1.80
22	Chateau Estates	5	5	22,090,000	7/12/2017									2.43	2.35
23	HGI Memphis Wolfchase Galleria	0	0	19,600,000	4/4/2017									2.02	1.80
24	Kohl’s - Scottsdale	0	0	21,950,000	3/16/2017									1.46	1.35
25	StorQuest - Oakland San Pablo	4	5	20,500,000	4/19/2017									2.43	2.41
26	French Quarter	5	5	21,000,000	6/20/2017									1.78	1.67
27	Park Lane South Owners, Inc.	10	10	63,500,000	6/30/2017	64,600,000	18.6%	1.9%	4	0	0	4,608		5.38	5.28
28	Lakeside Village Shopping Center	5	0	15,100,000	6/8/2017									1.50	1.42
29	Artist Building at 300 Summer Cooperative Corporation	10	10	39,800,000	7/1/2016	35,650,000	26.7%	2.1%	1	0	0	3,925		2.44	2.40
30	Gresham Plaza	5	5	11,850,000	6/2/2017									2.06	1.88
31	Edgewater Place	5	15	10,525,000	7/10/2017									2.14	1.92
32	US Storage Plano TX	4	5	10,500,000	6/7/2017									1.90	1.86
33	Kohl’s Ground Lease	5	5	12,000,000	5/23/2017									2.09	2.09
34	38 - 50 West 9th Street Corp.	10	10	101,400,000	7/26/2017	82,900,000	8.1%	0.0%	0	0	0		1,500,000	13.79	13.71
35	StorQuest - Lafayette	4	5	10,720,000	4/19/2017									2.46	2.42
36	Extra Space Storage - Lodi	4	4	$9,950,000	6/9/2017									2.37	2.32
37	StorQuest - Tallahassee	4	5	$10,100,000	6/5/2017									2.41	2.36
38	Strawbridge Green Apartments	5	5	8,800,000	6/14/2017									1.65	1.50
39	Placerville Self Storage	4	5	$9,800,000	6/23/2017									2.35	2.31
40	CVS Retail Plaza	0	0	8,700,000	6/6/2017									2.68	2.57
41	Summit Self Storage	4	5	$7,400,000	6/20/2017									1.55	1.51
42	55 Monroe Boulevard Owners Corp.	10	10	31,100,000	6/14/2017	22,400,000	23.2%	0.0%	0	0	0		250,000	4.15	4.08
43	County Line Crossing	4	5	7,600,000	4/6/2017									1.80	1.68
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	10	10	15,500,000	8/3/2017	16,600,000	30.1%	29.2%	25	0	1	72,473		3.34	3.27
45	Englewood Village	0	0	8,725,000	3/31/2017									2.23	2.07
46	Fresenius Distribution Center SC	4	5	10,200,000	6/2/2017									2.34	2.19
47	Irwindale Commerce Center	0	0	9,300,000	6/5/2017									1.65	1.56
48	Saline Shopping Center	0	0	8,250,000	5/19/2017									1.81	1.63
49	StorQuest - Glendale AZ	4	5	6,960,000	5/31/2017									2.37	2.30
50	West 24th Owners Corp.	10	10	63,100,000	7/12/2017	47,800,000	7.9%	17.7%	17	0	0	42,794	250,000	9.74	9.67
51	590 East 3rd Street Owners Corp.	10	10	8,800,000	6/28/2017	9,700,000	34.8%	51.9%	40	0	2	115,007		3.95	3.81
52	Folly Road Self Storage	4	5	4,700,000	7/7/2017									1.72	1.68
53	71 Grace Avenue Owners Corp.	10	10	9,630,000	6/20/2017	9,700,000	28.8%	0.0%	0	0	0		200,000	3.27	3.22
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	10	10	128,600,000	6/14/2017	68,900,000	3.9%	0.0%	0	0	0		500,000	38.82	38.34
55	Texas Retail Portfolio	0	0	10,040,000	Various									3.46	3.11
55.01	Valley Ranch			4,720,000	5/19/2017
55.02	Crossroads Center			2,320,000	4/7/2017
55.03	Green Oaks Center			3,000,000	4/7/2017
56	100 Randall Avenue Owners Corp.	10	10	6,240,000	7/20/2017	8,700,000	23.0%	6.8%	2	0	1	4,308	250,000	4.22	4.13
57	2680 Apt Inc.	10	10	24,100,000	6/22/2017	26,000,000	7.3%	12.1%	13	0	0	78,939	200,000	13.89	13.53
58	36 Pondfield Road West Owners, Inc.	10	10	9,060,000	6/30/2017	9,350,000	19.8%	11.1%	4	0	0	20,494	750,000	6.93	6.80
59	Seventy-Eight Tenants Corporation	10	10	13,550,000	7/28/2017	8,540,000	21.1%	0.0%	0	0	0		250,000	6.66	6.55
60	67-40 Yellowstone Blvd. Owners Corp.	10	10	36,100,000	7/11/2017	32,400,000	5.2%	16.2%	18	0	0	41,357	500,000	19.02	18.71
61	230 Central Avenue Owners Corp.	10	10	6,550,000	5/11/2017	7,100,000	23.9%	0.0%	0	0	0		200,000	6.02	5.83
62	Lancaster Owners, Incorporated	10	10	22,380,000	7/14/2017	15,650,000	9.6%	0.0%	0	0	0		200,000	9.98	9.92
63	2021 84th St. Owners Corp.	10	10	15,700,000	7/19/2017	13,500,000	10.4%	12.5%	8	0	0	10,576	250,000	8.60	8.34
64	Shops at Carson	0	0	4,000,000	3/18/2017									2.76	2.54
65	240 Prospect Pl. Apt. Corp.	10	10	7,460,000	7/10/2017	4,100,000	19.5%	0.0%	0	0	0		200,000	4.64	4.57

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date LTV Ratio(5)(6)	LTV Ratio at Maturity or ARD(5)(6)	Cut-off Date U/W NOI Debt Yield(6)	Cut-off Date U/W NCF Debt Yield(6)	U/W Revenues ($)(7)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(7)
1	General Motors Building	30.6%	30.6%	15.5%	15.1%	334,764,418	107,458,009	227,306,409	397,997	5,363,618	221,544,794	95.0%
2	222 Second Street	56.5%	56.5%	7.8%	7.3%	35,316,832	12,580,939	22,735,893	67,863	1,357,254	21,310,776	100.0%
3	University Center Chicago	59.3%	59.3%	10.9%	10.7%	23,284,431	10,155,231	13,129,200	182,017	57,149	12,890,034	89.8%
4	Corporate Woods Portfolio	74.0%	59.7%	10.2%	9.0%	45,713,777	23,101,714	22,612,063	459,093	2,299,878	19,853,093	92.7%
4.01	Corporate Woods - Building 82					6,975,625	2,997,433	3,978,192	29,738	330,427	3,618,028	98.2%
4.02	Corporate Woods - Building 40					6,835,137	3,404,190	3,430,947	58,236	357,266	3,015,444	96.8%
4.03	Corporate Woods - Building 84					5,506,435	2,906,986	2,599,449	42,636	224,155	2,332,658	83.1%
4.04	Corporate Woods - Building 32					4,531,938	2,248,626	2,283,312	49,348	241,530	1,992,435	98.5%
4.05	Corporate Woods - Building 34					2,127,099	1,016,012	1,111,087	25,623	111,922	973,541	100.0%
4.06	Corporate Woods - Building 14					2,377,504	1,232,511	1,144,993	23,982	133,542	987,468	96.7%
4.07	Corporate Woods - Building 70					2,540,704	1,229,428	1,311,276	20,060	127,501	1,163,715	94.6%
4.08	Corporate Woods - Building 9					2,159,278	1,053,869	1,105,409	26,825	115,548	963,037	92.7%
4.09	Corporate Woods - Building 6					2,024,970	1,131,503	893,468	33,750	107,561	752,156	83.8%
4.10	Corporate Woods - Building 12					1,970,953	1,200,101	770,852	29,995	98,060	642,797	80.6%
4.11	Corporate Woods - Building 27					2,090,779	1,079,651	1,011,128	16,244	112,071	882,814	95.2%
4.12	Corporate Woods - Building 51					1,928,861	1,027,327	901,535	26,973	105,409	769,152	94.2%
4.13	Corporate Woods - Building 55					1,824,128	1,021,945	802,182	30,316	96,895	674,971	88.4%
4.14	Corporate Woods - Building 65					835,285	359,426	475,859	9,308	30,293	436,257	100.0%
4.15	Corporate Woods - Building 3					1,089,487	673,237	416,250	24,642	57,533	334,075	81.2%
4.16	Corporate Woods - Building 75					895,595	519,470	376,125	11,417	50,163	314,544	88.9%
5	Westin Building Exchange	26.6%	26.6%	24.7%	24.0%	49,623,834	16,327,188	33,296,646	80,309	803,088	32,413,249	93.5%
6	Mall of Louisiana	57.0%	49.3%	11.1%	10.6%	43,215,234	7,152,311	36,062,923	155,358	1,473,928	34,433,637	94.9%
7	Redondo Beach Hotel Portfolio	64.3%	53.1%	12.5%	10.3%	19,280,938	11,259,706	8,021,232	771,238	0	6,620,265	91.2%
7.01	Hilton Garden Inn Redondo Beach					8,848,366	5,632,580	3,215,786	353,935	0	2,579,181	92.0%
7.02	Residence Inn by Marriott Redondo Beach					10,432,572	5,627,126	4,805,446	417,303	0	4,041,084	90.5%
8	The Churchill	9.5%	9.5%	21.0%	20.6%	22,400,194	12,120,905	10,279,289	205,450	0	10,073,839	95.0%
9	Overlook at King of Prussia	52.8%	52.8%	12.2%	11.6%	6,700,754	1,715,868	4,984,886	29,210	223,926	4,731,750	100.0%
10	Raleigh Marriott City Center	63.0%	60.1%	13.8%	12.2%	26,805,604	17,409,526	9,396,078	1,072,224	0	8,323,854	76.4%
11	411 East Wisconsin	70.4%	61.1%	10.7%	8.5%	17,818,325	7,761,032	10,057,294	138,625	1,926,890	7,991,778	87.6%
12	Jacksonville - Doubletree	64.9%	57.4%	13.7%	11.6%	15,074,011	10,206,539	4,867,472	753,701	0	4,113,772	77.9%
13	Moffett Place B4	41.0%	37.3%	12.2%	12.2%	17,794,328	2,240,410	15,553,919	62,870	0	15,491,048	100.0%
14	Lewis Crossing	66.7%	53.7%	8.8%	8.3%	3,279,757	651,084	2,628,672	33,000	108,824	2,486,848	89.8%
15	First Stamford Place	57.5%	57.5%	12.7%	11.2%	34,742,601	13,991,349	20,751,252	186,409	2,118,282	18,446,560	91.0%
16	Village at San Jacinto	73.0%	63.9%	8.7%	8.2%	2,587,463	700,768	1,886,696	18,610	82,265	1,785,820	94.6%
17	Metro Towne Center	60.3%	54.8%	10.4%	9.7%	2,869,891	799,292	2,070,599	28,129	120,954	1,921,516	91.6%
18	Sundance West Apartments	48.0%	41.2%	11.0%	10.5%	3,640,184	1,667,037	1,973,147	87,000	0	1,886,147	95.4%
19	Artisan Cove	71.3%	65.2%	8.4%	8.3%	1,796,047	385,890	1,410,157	12,750	0	1,397,407	100.0%
20	Montfort Valley	65.0%	65.0%	9.6%	9.2%	2,342,371	940,852	1,401,519	56,000	0	1,345,519	96.9%
21	8532 Melrose Avenue	57.0%	57.0%	7.8%	7.6%	1,431,267	312,648	1,118,619	989	32,940	1,084,689	100.0%
22	Chateau Estates	62.8%	62.8%	9.8%	9.5%	2,203,421	837,381	1,366,040	46,000	0	1,320,040	97.3%
23	HGI Memphis Wolfchase Galleria	69.8%	51.9%	13.9%	12.3%	5,349,662	3,447,516	1,902,146	213,986	0	1,688,160	82.4%
24	Kohl’s - Scottsdale	61.2%	49.7%	8.9%	8.2%	1,422,932	226,827	1,196,105	29,175	67,173	1,099,758	100.0%
25	StorQuest - Oakland San Pablo	59.8%	59.8%	9.8%	9.8%	1,774,642	568,104	1,206,538	9,131	0	1,197,407	86.3%
26	French Quarter	57.1%	45.9%	10.6%	9.9%	1,728,914	459,768	1,269,146	11,446	67,831	1,189,869	92.2%
27	Park Lane South Owners, Inc.	18.9%	16.6%	26.1%	25.6%	5,951,153	2,821,509	3,129,644	62,400	0	3,067,244	96.2%
28	Lakeside Village Shopping Center	70.9%	60.7%	9.2%	8.7%	1,572,903	586,130	986,773	7,521	47,170	932,082	100.0%
29	Artist Building at 300 Summer Cooperative Corporation	23.9%	19.4%	15.0%	14.8%	2,011,076	577,863	1,433,213	26,580	0	1,406,633	96.0%
30	Gresham Plaza	59.9%	43.2%	13.0%	11.9%	1,288,703	362,982	925,721	15,825	62,508	847,389	100.0%
31	Edgewater Place	67.2%	58.0%	12.1%	10.9%	1,147,397	288,544	858,853	33,157	55,262	770,434	90.4%
32	US Storage Plano TX	67.3%	61.3%	11.1%	10.9%	1,111,542	328,413	783,129	13,590	0	769,539	98.7%
33	Kohl’s Ground Lease	58.3%	58.3%	9.0%	9.0%	632,500	4,238	628,262	0	0	628,262	100.0%
34	38 - 50 West 9th Street Corp.	6.6%	6.6%	52.9%	52.6%	4,960,896	1,419,072	3,541,824	20,400	0	3,521,424	97.0%
35	StorQuest - Lafayette	58.3%	58.3%	9.9%	9.7%	961,771	342,741	619,030	10,827	0	608,203	83.8%
36	Extra Space Storage - Lodi	60.3%	60.3%	10.5%	10.3%	933,384	304,254	629,130	12,503	0	616,627	99.3%
37	StorQuest - Tallahassee	59.4%	59.4%	10.0%	9.8%	1,026,611	426,432	600,179	11,445	0	588,734	96.2%
38	Strawbridge Green Apartments	68.1%	54.7%	9.8%	8.9%	1,624,821	1,038,508	586,313	53,685	0	532,628	91.6%
39	Placerville Self Storage	60.2%	60.2%	10.7%	10.6%	871,328	237,735	633,593	10,436	0	623,157	94.3%
40	CVS Retail Plaza	60.3%	60.3%	11.9%	11.3%	728,476	106,036	622,440	5,686	21,324	595,429	100.0%
41	Summit Self Storage	70.5%	57.7%	9.8%	9.5%	772,834	262,824	510,010	12,739	0	497,271	97.3%
42	55 Monroe Boulevard Owners Corp.	16.7%	13.2%	23.1%	22.7%	2,086,352	886,490	1,199,862	22,000	0	1,177,862	98.0%
43	County Line Crossing	68.1%	55.7%	11.3%	10.5%	811,843	228,485	583,358	5,097	33,956	544,305	95.3%
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	32.3%	25.4%	18.7%	18.2%	1,634,462	700,577	933,885	22,100	0	911,785	97.9%
45	Englewood Village	57.3%	48.8%	13.3%	12.4%	822,041	155,156	666,885	13,758	34,396	618,731	100.0%
46	Fresenius Distribution Center SC	49.0%	40.3%	15.1%	14.2%	975,903	219,973	755,930	18,225	30,596	707,109	100.0%
47	Irwindale Commerce Center	53.7%	44.1%	10.6%	10.0%	730,710	202,088	528,622	4,952	24,739	498,931	91.0%
48	Saline Shopping Center	55.6%	34.5%	13.8%	12.5%	1,009,636	375,639	633,998	19,298	41,953	572,746	92.5%
49	StorQuest - Glendale AZ	58.9%	58.9%	10.1%	9.8%	617,830	204,831	412,999	11,265	0	401,734	90.4%
50	West 24th Owners Corp.	6.0%	4.7%	53.9%	53.5%	2,959,763	912,174	2,047,589	15,800	0	2,031,789	98.1%
51	590 East 3rd Street Owners Corp.	38.4%	33.7%	19.5%	18.8%	1,458,146	800,080	658,066	22,000	0	636,066	96.5%
52	Folly Road Self Storage	71.4%	62.1%	10.1%	9.9%	514,126	174,160	339,966	6,486	0	333,480	94.6%
53	71 Grace Avenue Owners Corp.	29.0%	23.0%	18.4%	18.2%	820,800	305,032	515,768	8,000	0	507,768	98.0%
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	2.1%	2.1%	142.1%	140.3%	4,892,566	1,056,144	3,836,422	47,600	0	3,788,822	96.0%
55	Texas Retail Portfolio	26.1%	21.2%	21.6%	19.4%	1,049,308	484,617	564,690	15,224	41,972	507,494	97.4%
55.01	Valley Ranch					496,885	202,600	294,285	9,049	19,875	265,361	95.2%
55.02	Crossroads Center					302,334	145,904	156,430	2,535	12,093	141,801	100.0%
55.03	Green Oaks Center					250,089	136,114	113,975	3,640	10,004	100,332	100.0%
56	100 Randall Avenue Owners Corp.	32.1%	25.2%	23.3%	22.8%	821,494	354,822	466,672	10,100	0	456,572	98.0%
57	2680 Apt Inc.	7.9%	6.9%	66.7%	65.0%	1,997,322	730,630	1,266,692	32,400	0	1,234,292	95.2%
58	36 Pondfield Road West Owners, Inc.	20.4%	17.9%	33.5%	32.9%	888,321	269,158	619,163	11,100	0	608,063	97.1%
59	Seventy-Eight Tenants Corporation	13.3%	13.3%	25.3%	24.9%	678,300	222,495	455,805	7,500	0	448,305	96.0%
60	67-40 Yellowstone Blvd. Owners Corp.	4.7%	4.1%	92.2%	90.6%	2,729,746	1,162,984	1,566,762	26,000	0	1,540,762	98.0%
61	230 Central Avenue Owners Corp.	26.0%	26.0%	23.8%	23.1%	720,556	315,163	405,393	12,400	0	392,993	96.0%
62	Lancaster Owners, Incorporated	6.7%	5.3%	55.1%	54.8%	1,048,363	221,845	826,518	5,000	0	821,518	95.0%
63	2021 84th St. Owners Corp.	8.9%	7.0%	47.1%	45.7%	1,133,077	473,270	659,807	19,500	0	640,307	95.3%
64	Shops at Carson	30.0%	24.4%	17.2%	15.8%	265,523	59,942	205,581	6,302	9,646	189,633	100.0%
65	240 Prospect Pl. Apt. Corp.	10.7%	8.5%	26.1%	25.7%	301,740	93,118	208,622	3,200	0	205,422	95.0%

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR
1	General Motors Building	6/1/2017			Actual 2016	256,349,455	104,924,109	151,425,346	0	151,425,346
2	222 Second Street	9/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
3	University Center Chicago	7/17/2017			TTM 3/31/2017	22,817,750	8,553,765	14,263,985	0	14,263,985
4	Corporate Woods Portfolio	5/31/2017			TTM 6/30/2017	43,239,702	22,546,739	20,692,963	0	20,692,963
4.01	Corporate Woods - Building 82	5/31/2017			TTM 6/30/2017	6,608,256	2,946,906	3,661,350	0	3,661,350
4.02	Corporate Woods - Building 40	5/31/2017			TTM 6/30/2017	6,642,113	3,356,437	3,285,675	0	3,285,675
4.03	Corporate Woods - Building 84	5/31/2017			TTM 6/30/2017	5,648,598	2,819,749	2,828,849	0	2,828,849
4.04	Corporate Woods - Building 32	5/31/2017			TTM 6/30/2017	4,675,720	2,214,321	2,461,399	0	2,461,399
4.05	Corporate Woods - Building 34	5/31/2017			TTM 6/30/2017	513,694	951,433	-437,739	0	-437,739
4.06	Corporate Woods - Building 14	5/31/2017			TTM 6/30/2017	2,339,051	1,203,846	1,135,205	0	1,135,205
4.07	Corporate Woods - Building 70	5/31/2017			TTM 6/30/2017	2,217,780	1,207,828	1,009,952	0	1,009,952
4.08	Corporate Woods - Building 9	5/31/2017			TTM 6/30/2017	1,943,043	1,020,673	922,370	0	922,370
4.09	Corporate Woods - Building 6	5/31/2017			TTM 6/30/2017	2,195,990	1,106,033	1,089,957	0	1,089,957
4.10	Corporate Woods - Building 12	5/31/2017			TTM 6/30/2017	1,737,391	1,163,284	574,107	0	574,107
4.11	Corporate Woods - Building 27	5/31/2017			TTM 6/30/2017	2,126,116	1,050,454	1,075,662	0	1,075,662
4.12	Corporate Woods - Building 51	5/31/2017			TTM 6/30/2017	1,797,706	995,038	802,668	0	802,668
4.13	Corporate Woods - Building 55	5/31/2017			TTM 6/30/2017	1,786,197	993,424	792,773	0	792,773
4.14	Corporate Woods - Building 65	5/31/2017			TTM 6/30/2017	881,924	356,484	525,440	0	525,440
4.15	Corporate Woods - Building 3	5/31/2017			TTM 6/30/2017	1,234,823	663,788	571,035	0	571,035
4.16	Corporate Woods - Building 75	5/31/2017			TTM 6/30/2017	891,299	497,041	394,258	0	394,258
5	Westin Building Exchange	6/26/2017			TTM 4/30/2017	46,755,471	15,924,978	30,830,493	0	30,830,493
6	Mall of Louisiana	6/30/2017			TTM 4/30/2017	42,205,123	7,209,498	34,995,624	0	34,995,624
7	Redondo Beach Hotel Portfolio	6/30/2017	166	151	TTM 6/30/2017	19,280,938	10,909,580	8,371,358	506,946	7,864,412	166	151
7.01	Hilton Garden Inn Redondo Beach	6/30/2017	156	144	TTM 6/30/2017	8,848,366	5,434,332	3,414,034	205,352	3,208,682	156	144
7.02	Residence Inn by Marriott Redondo Beach	6/30/2017	174	157	TTM 6/30/2017	10,432,572	5,475,248	4,957,324	301,594	4,655,730	174	157
8	The Churchill	6/29/2017
9	Overlook at King of Prussia	7/6/2017			TTM 6/30/2017	6,625,096	1,713,259	4,911,836	0	4,911,836
10	Raleigh Marriott City Center	7/31/2017	161	123	TTM 7/31/2017	26,805,604	17,393,937	9,411,667	0	9,411,667	161	123
11	411 East Wisconsin	6/6/2017			TTM 4/30/2017	17,823,123	7,646,861	10,176,262	0	10,176,262
12	Jacksonville - Doubletree	7/31/2017	132	103	TTM 7/31/2017	15,074,011	10,176,757	4,897,254	0	4,897,254	132	103
13	Moffett Place B4	9/1/2017			NAV	NAV	NAV	NAV	NAV	NAV
14	Lewis Crossing	8/3/2017			NAV	NAV	NAV	NAV	NAV	NAV
15	First Stamford Place	4/1/2017			TTM 3/31/2017	34,538,986	14,107,046	20,431,940	0	20,431,940
16	Village at San Jacinto	6/21/2017			TTM 4/30/2017	2,520,659	647,824	1,872,835	0	1,872,835
17	Metro Towne Center	6/1/2017			TTM 5/31/2017	2,805,961	816,780	1,989,181	0	1,989,181
18	Sundance West Apartments	6/8/2017			TTM 7/31/2017	3,525,376	1,702,203	1,823,173	0	1,823,173
19	Artisan Cove	9/1/2017			TTM 5/31/2017	1,212,430	271,607	940,823	0	940,823
20	Montfort Valley	6/1/2017			TTM 5/31/2017	2,204,882	795,042	1,409,840	0	1,409,840
21	8532 Melrose Avenue	5/31/2017			NAV	NAV	NAV	NAV	NAV	NAV
22	Chateau Estates	7/31/2017			TTM 7/31/2017	2,136,064	797,016	1,339,048	0	1,339,048
23	HGI Memphis Wolfchase Galleria	6/30/2017	126	104	TTM 6/30/2017	5,349,662	3,327,291	2,022,371	0	2,022,371	126	104
24	Kohl’s - Scottsdale	8/1/2017			Actual 2016	1,269,616	41,042	1,228,574	0	1,228,574
25	StorQuest - Oakland San Pablo	8/1/2017			TTM 6/30/2017	1,774,643	582,387	1,192,256	0	1,192,256
26	French Quarter	7/15/2017			TTM 5/31/2017	1,582,021	402,113	1,179,908	0	1,179,908
27	Park Lane South Owners, Inc.	6/30/2017
28	Lakeside Village Shopping Center	4/30/2017			Actual 2016	1,388,560	627,158	761,402	0	761,402
29	Artist Building at 300 Summer Cooperative Corporation	7/1/2016
30	Gresham Plaza	7/31/2017			Actual 2016	1,333,335	360,401	972,934	0	972,934
31	Edgewater Place	8/7/2017			Actual 2016	1,158,085	390,519	767,566	0	767,566
32	US Storage Plano TX	7/6/2017			TTM 4/30/2017	1,088,047	350,417	737,630	0	737,630
33	Kohl’s Ground Lease	9/1/2017			Actual 2016	575,000	4,101	570,899	0	570,899
34	38 - 50 West 9th Street Corp.	7/26/2017
35	StorQuest - Lafayette	4/18/2017			TTM 6/30/2017	948,181	378,133	570,048	0	570,048
36	Extra Space Storage - Lodi	6/30/2017			TTM 5/31/2017	862,915	263,921	598,994	0	598,994
37	StorQuest - Tallahassee	6/30/2017			TTM 3/31/2017	1,026,611	455,123	571,488	0	571,488
38	Strawbridge Green Apartments	6/30/2017			TTM 6/30/2017	1,519,140	1,048,719	470,422	0	470,422
39	Placerville Self Storage	7/17/2017			TTM 7/31/2017	806,823	238,313	568,510	0	568,510
40	CVS Retail Plaza	7/1/2017			TTM 5/31/2017	748,729	97,967	650,762	0	650,762
41	Summit Self Storage	6/30/2017			TTM 6/30/2017	755,530	280,414	475,116	0	475,116
42	55 Monroe Boulevard Owners Corp.	6/14/2017
43	County Line Crossing	4/3/2017			TTM 3/31/2017	766,480	236,455	530,025	0	530,025
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	8/3/2017
45	Englewood Village	4/3/2017			TTM 7/31/2017	830,079	187,911	642,168	0	642,168
46	Fresenius Distribution Center SC	9/1/2017			TTM 4/30/2017	1,000,969	180,118	820,851	0	820,851
47	Irwindale Commerce Center	7/27/2017			Actual 2016	686,324	216,371	469,953	0	469,953
48	Saline Shopping Center	8/11/2017			TTM 6/30/2017	989,786	388,573	601,213	0	601,213
49	StorQuest - Glendale AZ	6/30/2017			TTM 3/31/2017	610,247	222,100	388,147	300	387,847
50	West 24th Owners Corp.	7/12/2017
51	590 East 3rd Street Owners Corp.	6/28/2017
52	Folly Road Self Storage	7/31/2017			TTM 6/30/2017	514,126	205,805	308,321	0	308,321
53	71 Grace Avenue Owners Corp.	6/20/2017
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	6/14/2017
55	Texas Retail Portfolio	Various			TTM 6/30/2017	1,036,395	441,415	594,979	0	594,979
55.01	Valley Ranch	8/31/2017			TTM 6/30/2017	477,934	172,666	305,269	0	305,269
55.02	Crossroads Center	7/31/2017			TTM 6/30/2017	255,983	140,469	115,514	0	115,514
55.03	Green Oaks Center	8/31/2017			TTM 6/30/2017	302,477	128,281	174,196	0	174,196
56	100 Randall Avenue Owners Corp.	7/20/2017
57	2680 Apt Inc.	6/22/2017
58	36 Pondfield Road West Owners, Inc.	6/30/2017
59	Seventy-Eight Tenants Corporation	7/28/2017
60	67-40 Yellowstone Blvd. Owners Corp.	7/11/2017
61	230 Central Avenue Owners Corp.	5/11/2017
62	Lancaster Owners, Incorporated	7/14/2017
63	2021 84th St. Owners Corp.	7/19/2017
64	Shops at Carson	5/1/2017			TTM 6/30/2017	284,451	61,003	223,448	0	223,448
65	240 Prospect Pl. Apt. Corp.	7/10/2017

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)
1	General Motors Building	Actual 2015	249,768,162	99,256,499	150,511,664	0	150,511,664			Actual 2014	257,318,784	92,003,166
2	222 Second Street	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
3	University Center Chicago	Actual 2016	22,929,770	8,477,589	14,452,181	0	14,452,181			Actual 2015	23,196,781	8,434,366
4	Corporate Woods Portfolio	Actual 2016	41,781,575	21,902,104	19,879,471	0	19,879,471			Actual 2015	42,234,497	21,053,221
4.01	Corporate Woods - Building 82	Actual 2016	6,569,952	2,832,902	3,737,050	0	3,737,050			Actual 2015	6,650,870	2,670,419
4.02	Corporate Woods - Building 40	Actual 2016	6,415,560	3,303,831	3,111,729	0	3,111,729			Actual 2015	6,030,501	3,186,202
4.03	Corporate Woods - Building 84	Actual 2016	5,698,387	2,692,896	3,005,491	0	3,005,491			Actual 2015	5,624,686	2,623,122
4.04	Corporate Woods - Building 32	Actual 2016	4,467,274	2,205,007	2,262,268	0	2,262,268			Actual 2015	4,409,531	2,062,049
4.05	Corporate Woods - Building 34	Actual 2016	80,505	990,960	-910,455	0	-910,455			Actual 2015	1,824,586	1,021,658
4.06	Corporate Woods - Building 14	Actual 2016	2,291,770	1,188,810	1,102,960	0	1,102,960			Actual 2015	2,029,356	1,172,013
4.07	Corporate Woods - Building 70	Actual 2016	2,128,274	1,109,268	1,019,006	0	1,019,006			Actual 2015	2,143,039	1,063,279
4.08	Corporate Woods - Building 9	Actual 2016	2,006,909	995,872	1,011,036	0	1,011,036			Actual 2015	1,997,033	943,802
4.09	Corporate Woods - Building 6	Actual 2016	2,150,771	1,056,501	1,094,270	0	1,094,270			Actual 2015	1,985,209	1,016,366
4.10	Corporate Woods - Building 12	Actual 2016	1,448,620	1,110,139	338,481	0	338,481			Actual 2015	1,606,805	1,073,771
4.11	Corporate Woods - Building 27	Actual 2016	2,101,628	1,034,353	1,067,275	0	1,067,275			Actual 2015	2,046,236	981,616
4.12	Corporate Woods - Building 51	Actual 2016	1,749,269	924,920	824,349	0	824,349			Actual 2015	1,732,862	876,987
4.13	Corporate Woods - Building 55	Actual 2016	1,718,413	972,092	746,321	0	746,321			Actual 2015	1,423,566	872,790
4.14	Corporate Woods - Building 65	Actual 2016	855,708	359,794	495,914	0	495,914			Actual 2015	867,899	388,448
4.15	Corporate Woods - Building 3	Actual 2016	1,195,764	641,437	554,327	0	554,327			Actual 2015	1,037,095	629,772
4.16	Corporate Woods - Building 75	Actual 2016	902,771	483,321	419,449	0	419,449			Actual 2015	825,223	470,929
5	Westin Building Exchange	Actual 2016	45,505,740	15,441,337	30,064,403	0	30,064,403			Actual 2015	43,393,664	14,627,751
6	Mall of Louisiana	Actual 2016	42,235,214	7,196,737	35,038,477	0	35,038,477			Actual 2015	41,979,974	7,399,438
7	Redondo Beach Hotel Portfolio	Actual 2016	19,018,678	10,433,186	8,585,492	584,960	8,000,532	165	149	Actual 2015	17,056,575	9,372,503
7.01	Hilton Garden Inn Redondo Beach	Actual 2016	8,756,895	5,180,065	3,576,830	233,984	3,342,846	156	142	Actual 2015	7,755,342	4,517,116
7.02	Residence Inn by Marriott Redondo Beach	Actual 2016	10,261,783	5,253,121	5,008,662	350,976	4,657,686	172	154	Actual 2015	9,301,233	4,855,387
8	The Churchill
9	Overlook at King of Prussia	Actual 2016	6,560,102	1,635,327	4,924,775	0	4,924,775			Actual 2015	6,160,085	1,452,996
10	Raleigh Marriott City Center	Actual 2016	26,773,991	17,272,586	9,501,406	0	9,501,406	160	121	Actual 2015	25,890,265	16,995,264
11	411 East Wisconsin	Actual 2016	17,756,205	7,689,156	10,067,049	0	10,067,049			Actual 2015	15,719,083	7,115,124
12	Jacksonville - Doubletree	Actual 2016	14,499,290	9,944,679	4,554,611	0	4,554,611	127	98	Actual 2015	10,988,486	8,505,494
13	Moffett Place B4	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
14	Lewis Crossing	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
15	First Stamford Place	Actual 2016	35,408,200	14,004,567	21,403,633	0	21,403,633			Actual 2015	33,428,618	14,178,960
16	Village at San Jacinto	Actual 2016	2,474,674	674,277	1,800,397	0	1,800,397			Actual 2015	2,453,316	604,746
17	Metro Towne Center	Actual 2016	2,810,957	758,792	2,052,164	0	2,052,164			Actual 2015	2,776,073	731,705
18	Sundance West Apartments	Actual 2016	3,192,549	1,721,091	1,471,458	0	1,471,458			Actual 2015	2,822,112	1,681,772
19	Artisan Cove	Actual 2016	836,585	198,333	638,252	0	638,252
20	Montfort Valley	Actual 2016	2,118,027	776,451	1,341,576	0	1,341,576			Actual 2015	1,940,291	764,261
21	8532 Melrose Avenue	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
22	Chateau Estates	Actual 2016	2,066,751	794,205	1,272,546	0	1,272,546			Actual 2015	1,907,518	892,191
23	HGI Memphis Wolfchase Galleria	Actual 2016	5,013,718	3,191,482	1,822,236	0	1,822,236	123	97	Annualized 10 12/31/2015	4,012,045	2,921,023
24	Kohl’s - Scottsdale	Actual 2015	1,276,138	40,783	1,235,355	0	1,235,355			Actual 2014	1,280,395	40,824
25	StorQuest - Oakland San Pablo	Actual 2016	1,717,592	585,869	1,131,723	0	1,131,723			Actual 2015	1,623,464	598,144
26	French Quarter	Actual 2016	1,463,988	338,875	1,125,113	0	1,125,113			Actual 2015	1,320,682	375,202
27	Park Lane South Owners, Inc.
28	Lakeside Village Shopping Center	Actual 2015	1,199,316	530,848	668,468	0	668,468			Actual 2014	948,963	393,650
29	Artist Building at 300 Summer Cooperative Corporation
30	Gresham Plaza	Actual 2015	1,258,165	367,512	890,653	0	890,653			Actual 2014	1,267,826	325,488
31	Edgewater Place	NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV
32	US Storage Plano TX	Actual 2016	1,033,114	329,031	704,083	0	704,083			Actual 2015	887,700	337,052
33	Kohl’s Ground Lease	Actual 2015	575,000	4,315	570,685	0	570,685			Actual 2014	575,000	4,298
34	38 - 50 West 9th Street Corp.
35	StorQuest - Lafayette	Actual 2016	944,322	365,023	579,299	0	579,299			Actual 2015	898,769	361,200
36	Extra Space Storage - Lodi	Actual 2016	836,163	274,230	561,933	0	561,933			Actual 2015	758,174	229,383
37	StorQuest - Tallahassee	Actual 2016	984,384	463,153	521,231	677	520,554			Actual 2015	875,417	467,977
38	Strawbridge Green Apartments	Actual 2016	1,498,380	1,050,986	447,395	0	447,395			Actual 2015	1,340,402	978,312
39	Placerville Self Storage	Actual 2016	597,503	182,770	414,733	0	414,733			Actual 2015	598,703	208,985
40	CVS Retail Plaza	Actual 2016	742,481	93,821	648,660	0	648,660			Actual 2015	729,650	77,053
41	Summit Self Storage	Actual 2016	741,661	290,098	451,563	0	451,563			Actual 2015	730,572	273,593
42	55 Monroe Boulevard Owners Corp.
43	County Line Crossing	Actual 2016	757,037	235,410	521,627	0	521,627			Actual 2015	732,767	219,418
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.
45	Englewood Village	Actual 2016	845,565	189,696	655,869	0	655,869			Actual 2015	775,511	168,337
46	Fresenius Distribution Center SC	Actual 2016	1,000,969	177,779	823,190	0	823,190			Actual 2015	1,002,044	181,858
47	Irwindale Commerce Center	Actual 2015	663,937	216,189	447,748	0	447,748			Actual 2014	591,299	216,457
48	Saline Shopping Center	Actual 2016	1,064,525	392,231	672,294	0	672,294			Actual 2015	1,060,207	395,546
49	StorQuest - Glendale AZ	Actual 2016	580,739	219,357	361,382	0	361,382			Actual 2015	538,327	223,335
50	West 24th Owners Corp.
51	590 East 3rd Street Owners Corp.
52	Folly Road Self Storage	Actual 2016	525,007	215,545	309,462	0	309,462			Actual 2015	527,523	206,814
53	71 Grace Avenue Owners Corp.
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.
55	Texas Retail Portfolio	Actual 2016	1,020,109	442,358	577,750	0	577,750			Actual 2015	949,633	439,452
55.01	Valley Ranch	Actual 2016	450,884	169,184	281,700	0	281,700			Actual 2015	427,817	169,423
55.02	Crossroads Center	Actual 2016	269,705	139,328	130,377	0	130,377			Actual 2015	268,702	134,059
55.03	Green Oaks Center	Actual 2016	299,519	133,846	165,673	0	165,673			Actual 2015	253,114	135,970
56	100 Randall Avenue Owners Corp.
57	2680 Apt Inc.
58	36 Pondfield Road West Owners, Inc.
59	Seventy-Eight Tenants Corporation
60	67-40 Yellowstone Blvd. Owners Corp.
61	230 Central Avenue Owners Corp.
62	Lancaster Owners, Incorporated
63	2021 84th St. Owners Corp.
64	Shops at Carson	Actual 2016	235,434	49,482	185,953	0	185,953			Actual 2015	127,159	40,266
65	240 Prospect Pl. Apt. Corp.

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(5)(7)(8)(9)(10)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	General Motors Building	165,315,617	0	165,315,617			N	Weil, Gotshal & Manges	489,867	24.6%	8/31/2034
2	222 Second Street	NAV	NAV	NAV			N	LinkedIn	452,418	100.0%	12/31/2025
3	University Center Chicago	14,762,415	0	14,762,415			N
4	Corporate Woods Portfolio	21,181,276	0	21,181,276			N	Various	Various	Various	Various
4.01	Corporate Woods - Building 82	3,980,451	0	3,980,451			N	PNC Bank National Association	159,270	64.9%	10/31/2019
4.02	Corporate Woods - Building 40	2,844,299	0	2,844,299			N	Coventry Health Care of Kansas, Inc.	69,640	23.2%	12/31/2023
4.03	Corporate Woods - Building 84	3,001,564	0	3,001,564			N	Scoular Company	37,432	15.5%	8/31/2020
4.04	Corporate Woods - Building 32	2,347,483	0	2,347,483			N	Amerigroup Corp. & Amerigroup Kansas, Inc.	39,056	18.8%	12/31/2020
4.05	Corporate Woods - Building 34	802,928	0	802,928			N	TMFS Holdings, LLC	33,100	34.1%	3/1/2027
4.06	Corporate Woods - Building 14	857,343	0	857,343			N	Propharma Group, Inc.	16,218	13.5%	2/28/2021
4.07	Corporate Woods - Building 70	1,079,761	0	1,079,761			N	Compass Minerals International, Inc.	60,699	60.2%	2/29/2020
4.08	Corporate Woods - Building 9	1,053,231	0	1,053,231			N	University of Kansas Hospital Authority	16,785	16.9%	8/31/2018
4.09	Corporate Woods - Building 6	968,843	0	968,843			N	National Crop Insurance Services, Inc.	18,522	17.1%	9/30/2019
4.10	Corporate Woods - Building 12	533,034	0	533,034			N	Lansing Trade Group, LLC	44,496	45.1%	1/31/2018
4.11	Corporate Woods - Building 27	1,064,620	0	1,064,620			N	CSC Covansys Corporation	16,550	17.1%	3/31/2022
4.12	Corporate Woods - Building 51	855,875	0	855,875			N	RGN-Overland Park I, LLC	15,796	17.6%	5/31/2020
4.13	Corporate Woods - Building 55	550,777	0	550,777			N	Emerson Electric Co.	10,073	11.3%	3/31/2020
4.14	Corporate Woods - Building 65	479,451	0	479,451			N	Garozzo’s III, Inc.	5,575	19.5%	9/30/2021
4.15	Corporate Woods - Building 3	407,322	0	407,322			N	DeMars Pension Consulting Services, Inc.	10,247	16.8%	9/30/2021
4.16	Corporate Woods - Building 75	354,294	0	354,294			N	Multi Service Technology Solutions, Inc.	12,182	25.3%	11/30/2017
5	Westin Building Exchange	28,765,913	0	28,765,913			N	WBX	65,280	16.3%	12/1/2025
6	Mall of Louisiana	34,580,536	0	34,580,536			N	AMC Theatres	74,400	9.6%	7/21/2026
7	Redondo Beach Hotel Portfolio	7,684,072	542,565	7,141,507	152	134	N
7.01	Hilton Garden Inn Redondo Beach	3,238,226	217,026	3,021,200	144	126	N
7.02	Residence Inn by Marriott Redondo Beach	4,445,846	325,539	4,120,307	159	140	N
8	The Churchill						N
9	Overlook at King of Prussia	4,707,089	0	4,707,089			N	United Artists Theatre	81,365	41.8%	12/31/2025
10	Raleigh Marriott City Center	8,895,001	0	8,895,001	154	115	N
11	411 East Wisconsin	8,603,959	0	8,603,959			N	Quarles & Brady LLP	186,472	27.5%	9/30/2028
12	Jacksonville - Doubletree	2,482,992	0	2,482,992	109	74	N
13	Moffett Place B4	NAV	NAV	NAV			N	Google Inc.	314,352	100.0%	11/30/2028
14	Lewis Crossing	NAV	NAV	NAV			N	Academy	62,943	28.6%	2/29/2032
15	First Stamford Place	19,249,658	0	19,249,658			N	Legg Mason & Co., LLC	137,584	17.0%	9/30/2024
16	Village at San Jacinto	1,848,570	0	1,848,570			N	Stater Brothers Markets	43,767	47.0%	5/31/2027
17	Metro Towne Center	2,044,368	0	2,044,368			N	Ross	30,187	21.5%	1/31/2020
18	Sundance West Apartments	1,140,340	0	1,140,340			N
19	Artisan Cove						N
20	Montfort Valley	1,176,030	0	1,176,030			N
21	8532 Melrose Avenue	NAV	NAV	NAV			N	Lululemon USA Inc.	2,921	59.1%	1/31/2022
22	Chateau Estates	1,015,327	0	1,015,327			N
23	HGI Memphis Wolfchase Galleria	1,091,023	0	1,091,023	104	79	N
24	Kohl’s - Scottsdale	1,239,571	0	1,239,571			N	Kohl’s Department Stores, Inc.	88,408	100.0%	1/31/2024
25	StorQuest - Oakland San Pablo	1,025,320	0	1,025,320			N
26	French Quarter	945,480	0	945,480			N	HQ Gastropub One, LLC	5,200	9.1%	6/30/2024
27	Park Lane South Owners, Inc.
28	Lakeside Village Shopping Center	555,313	0	555,313			N	First Citizens	8,715	17.4%	10/31/2018
29	Artist Building at 300 Summer Cooperative Corporation
30	Gresham Plaza	942,338	0	942,338			N	BI-LO, LLC	63,095	79.7%	6/30/2027
31	Edgewater Place	NAV	NAV	NAV			N	Food Lion	38,273	41.6%	12/16/2023
32	US Storage Plano TX	550,648	0	550,648			N
33	Kohl’s Ground Lease	570,702	0	570,702			N	Kohl’s	88,633	100.0%	1/31/2028
34	38 - 50 West 9th Street Corp.
35	StorQuest - Lafayette	537,569	0	537,569			N
36	Extra Space Storage - Lodi	528,791	0	528,791			N
37	StorQuest - Tallahassee	407,440	0	407,440			N
38	Strawbridge Green Apartments	362,090	0	362,090			N
39	Placerville Self Storage	389,718	0	389,718			N
40	CVS Retail Plaza	652,597	0	652,597			N	CVS Caremark	14,688	51.7%	8/31/2021
41	Summit Self Storage	456,979	0	456,979			N
42	55 Monroe Boulevard Owners Corp.
43	County Line Crossing	513,349	0	513,349			N	That Place	7,600	22.4%	7/31/2025
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.
45	Englewood Village	607,174	0	607,174			N	Winn Dixie Montgomery, Inc.	47,192	68.6%	6/20/2021
46	Fresenius Distribution Center SC	820,186	0	820,186			N	Fresenius USA Manufacturing, Inc.	121,500	100.0%	1/31/2024
47	Irwindale Commerce Center	374,842	0	374,842			N	Pacific Western Bank	4,560	18.4%	5/31/2019
48	Saline Shopping Center	664,661	0	664,661			N	Market Development Corporation	37,335	44.5%	11/30/2018
49	StorQuest - Glendale AZ	314,992	0	314,992			N
50	West 24th Owners Corp.
51	590 East 3rd Street Owners Corp.
52	Folly Road Self Storage	320,709	0	320,709			N
53	71 Grace Avenue Owners Corp.
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.
55	Texas Retail Portfolio	510,180	0	510,180			N	Various	Various	Various	Various
55.01	Valley Ranch	258,394	0	258,394			N	Indian Super Market	4,773	19.0%	2/28/2018
55.02	Crossroads Center	134,643	0	134,643			N	Fan Ya, Inc.	2,500	23.6%	11/30/2021
55.03	Green Oaks Center	117,144	0	117,144			N	Billy Hasani, Brooklyn’s B	1,750	16.8%	3/31/2018
56	100 Randall Avenue Owners Corp.
57	2680 Apt Inc.
58	36 Pondfield Road West Owners, Inc.
59	Seventy-Eight Tenants Corporation
60	67-40 Yellowstone Blvd. Owners Corp.
61	230 Central Avenue Owners Corp.
62	Lancaster Owners, Incorporated
63	2021 84th St. Owners Corp.
64	Shops at Carson	86,893	0	86,893			N	IHOP	5,310	41.3%	1/14/2025
65	240 Prospect Pl. Apt. Corp.

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(5)(7)(8)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	General Motors Building	Aramis	299,895	15.1%	3/31/2020	Perella Weinberg	130,155	6.5%	1/31/2022
2	222 Second Street
3	University Center Chicago
4	Corporate Woods Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
4.01	Corporate Woods - Building 82	Lathrop & Gage, LLP.	39,993	16.3%	1/31/2023	Berkley Insurance Company	10,051	4.1%	9/30/2022
4.02	Corporate Woods - Building 40	QC Holdings, Inc.	39,022	13.0%	10/31/2017	Sanders Warren & Russell LLP	19,774	6.6%	1/31/2021
4.03	Corporate Woods - Building 84	Hovey Williams LLP	20,990	8.7%	11/30/2019	McDonald’s Corporation	14,561	6.0%	7/31/2020
4.04	Corporate Woods - Building 32	Pharmion LLC	29,591	14.2%	1/31/2018	Time Warner Cable Midwest LLC	19,871	9.5%	12/31/2020
4.05	Corporate Woods - Building 34	Vendor Credentialing Service LLC dba symplr	30,823	31.8%	8/31/2024	Ace American Insurance Company dba Chubb Ins	16,550	17.1%	12/31/2021
4.06	Corporate Woods - Building 14	Anesthesia Associates of KC Inc	12,564	10.4%	9/30/2018	Transport Funding, LLC	9,430	7.8%	6/30/2022
4.07	Corporate Woods - Building 70	Selective Site Consultants, Inc.	17,585	17.4%	2/28/2018	Unitas Global	8,665	8.6%	1/31/2025
4.08	Corporate Woods - Building 9	Cinema Scene Mrktg & Promo LLC	10,722	10.8%	4/30/2022	Perfect Output of Kansas City, LLC	7,614	7.7%	9/30/2018
4.09	Corporate Woods - Building 6	HYLA Technology Solutions, LLC fka E-Recycling, LLC	18,522	17.1%	3/31/2019	Physicians Business Network, Inc.	18,522	17.1%	8/31/2020
4.10	Corporate Woods - Building 12	Massachusetts Mutual Life Insurance Company	12,418	12.6%	11/30/2023	Go Local LLC	8,697	8.8%	12/31/2019
4.11	Corporate Woods - Building 27	Agrex Inc	16,550	17.1%	3/31/2018	Overland Solutions Inc	16,550	17.1%	4/30/2020
4.12	Corporate Woods - Building 51	The IMA Financial Group Inc	15,783	17.6%	12/31/2022	Fisher, Patterson, Sayler & Smith, LLP	8,205	9.1%	6/30/2022
4.13	Corporate Woods - Building 55	Mersoft Corporation	5,433	6.1%	3/31/2021	York Risk Services Holding Corp.	5,170	5.8%	1/31/2021
4.14	Corporate Woods - Building 65	First Watch of Kansas, Inc.	4,431	15.5%	9/30/2020	Aspen Salon & Spa	3,352	11.7%	2/29/2024
4.15	Corporate Woods - Building 3	Liberty Mutual Insurance Company	6,275	10.3%	2/28/2022	USA Adventures of Kansas, LLC	4,969	8.2%	3/31/2019
4.16	Corporate Woods - Building 75	United Wisconsin Insurance Company	4,931	10.2%	6/30/2022	Strategic AR LLC	4,850	10.1%	10/1/2022
5	Westin Building Exchange	Equinix, Inc.	38,650	9.6%	8/1/2019	Level 3 Communication, LLC	19,718	4.9%	8/1/2020
6	Mall of Louisiana	Dick’s Sporting Goods	74,061	9.5%	1/31/2019	Main Event	46,900	6.0%	6/30/2028
7	Redondo Beach Hotel Portfolio
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill
9	Overlook at King of Prussia	Best Buy	43,405	22.3%	1/31/2022	Saks Off Fifth	41,589	21.4%	4/30/2027
10	Raleigh Marriott City Center
11	411 East Wisconsin	Von Briesen & Roper, SC	70,759	10.4%	5/31/2023	Northwestern Mutual Life Insurance	56,320	8.3%	3/31/2019
12	Jacksonville - Doubletree
13	Moffett Place B4
14	Lewis Crossing	Ross Dress for Less	25,000	11.4%	1/31/2027	Bed Bath & Beyond	23,400	10.6%	1/31/2027
15	First Stamford Place	Odyssey Reinsurance Company	101,619	12.5%	9/30/2022	Partner Reinsurance Company of The U.S.	56,690	7.0%	1/31/2029
16	Village at San Jacinto	Walgreen Company	14,820	15.9%	9/30/2082	US Bank Corporate Real Estate	3,750	4.0%	8/31/2022
17	Metro Towne Center	PetsMart	22,500	16.0%	1/31/2025	DD’s Discounts	20,000	14.2%	1/31/2026
18	Sundance West Apartments
19	Artisan Cove
20	Montfort Valley
21	8532 Melrose Avenue	Joe & The Juice	2,025	40.9%	7/31/2027
22	Chateau Estates
23	HGI Memphis Wolfchase Galleria
24	Kohl’s - Scottsdale
25	StorQuest - Oakland San Pablo
26	French Quarter	Fattail, Inc.- computer software	3,831	6.7%	5/31/2019	Nicola’s Kitchen	2,180	3.8%	2/28/2025
27	Park Lane South Owners, Inc.
28	Lakeside Village Shopping Center	Tupinamba Café	6,000	12.0%	1/31/2020	Cedra Pharmacy	5,289	10.5%	6/30/2025
29	Artist Building at 300 Summer Cooperative Corporation
30	Gresham Plaza	Palmetto Twist	2,675	3.4%	12/31/2020	Joy of Tokyo	2,400	3.0%	10/31/2027
31	Edgewater Place	Regency Furniture	16,593	18.0%	7/22/2022	Overtime Sports Pub	4,000	4.3%	6/30/2020
32	US Storage Plano TX
33	Kohl’s Ground Lease
34	38 - 50 West 9th Street Corp.
35	StorQuest - Lafayette
36	Extra Space Storage - Lodi
37	StorQuest - Tallahassee
38	Strawbridge Green Apartments
39	Placerville Self Storage
40	CVS Retail Plaza	Safeway Foods	10,000	35.2%	8/31/2024	Illinois Street Food Emporium	3,744	13.2%	2/28/2022
41	Summit Self Storage
42	55 Monroe Boulevard Owners Corp.
43	County Line Crossing	Pet Supplies Plus	6,400	18.8%	10/31/2022	Brozinni Pizzeria	4,380	12.9%	8/1/2020
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.
45	Englewood Village	La Gran Fiesta	3,600	5.2%	8/31/2021	ABC Beverages	3,600	5.2%	2/28/2032
46	Fresenius Distribution Center SC
47	Irwindale Commerce Center	70S Saga	1,762	7.1%	7/1/2027	Wasabi	1,762	7.1%	2/28/2020
48	Saline Shopping Center	Busch’s Inc.	10,220	12.2%	11/30/2018	Goodwill Industries	6,000	7.2%	6/30/2018
49	StorQuest - Glendale AZ
50	West 24th Owners Corp.
51	590 East 3rd Street Owners Corp.
52	Folly Road Self Storage
53	71 Grace Avenue Owners Corp.
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.
55	Texas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
55.01	Valley Ranch	Kickin Back, Inc.	4,344	17.3%	5/31/2019	Yolo Klub, LLC	2,585	10.3%	1/31/2021
55.02	Crossroads Center	Baker’s Donuts	1,500	14.2%	3/31/2020	J Staff Corp.	1,500	14.2%	5/31/2021
55.03	Green Oaks Center	Comet Cleaners/Ball Holdi	1,750	16.8%	3/31/2018	Vapors Smokes & Novelties	1,645	15.8%	12/31/2019
56	100 Randall Avenue Owners Corp.
57	2680 Apt Inc.
58	36 Pondfield Road West Owners, Inc.
59	Seventy-Eight Tenants Corporation
60	67-40 Yellowstone Blvd. Owners Corp.
61	230 Central Avenue Owners Corp.
62	Lancaster Owners, Incorporated
63	2021 84th St. Owners Corp.
64	Shops at Carson	Intelligentsia Coffee	2,400	18.7%	3/8/2026	Dog Haus	2,200	17.1%	10/31/2026
65	240 Prospect Pl. Apt. Corp.

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(7)(8)(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(7)(8)(10)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	General Motors Building	Apple	105,748	5.3%	1/31/2034	BAMCO	105,579	5.3%	5/31/2035
2	222 Second Street
3	University Center Chicago
4	Corporate Woods Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
4.01	Corporate Woods - Building 82	Lincoln National Life Insurance Company	8,127	3.3%	8/31/2021	Toyota Motor Credit Corporation	8,102	3.3%	3/31/2018
4.02	Corporate Woods - Building 40	Spencer Fane LLP	16,157	5.4%	11/30/2019	Searles Valley Minerals Operations, Inc.	14,872	5.0%	2/29/2020
4.03	Corporate Woods - Building 84	Sirius Computer Solutions, Inc	13,338	5.5%	7/31/2021	Met Life Agricultural Inv.	12,997	5.4%	5/31/2019
4.04	Corporate Woods - Building 32	Foulston Siefkin LLP	19,871	9.5%	4/30/2022	Ascension Insurance, Inc.	13,671	6.6%	5/31/2019
4.05	Corporate Woods - Building 34	KBP Investments Inc.	16,550	17.1%	6/30/2023
4.06	Corporate Woods - Building 14	Zoom Video Communications, Inc.	9,176	7.6%	10/31/2019	Performance Technologies Inc	7,886	6.6%	6/30/2018
4.07	Corporate Woods - Building 70	Pershing Yoakley & Associates, P.C.	3,595	3.6%	2/28/2018	Synergy Search Group, LLC	2,386	2.4%	9/30/2022
4.08	Corporate Woods - Building 9	Oracle America, Inc.	6,179	6.2%	3/31/2022	Paragaon Capital Management	6,023	6.1%	3/31/2027
4.09	Corporate Woods - Building 6	Affinis Corp	9,614	8.9%	2/28/2023	The Nolan Company	6,827	6.3%	2/28/2022
4.10	Corporate Woods - Building 12	AECOM	5,445	5.5%	11/30/2018	Couch Pierce King & Wharton Chartered	2,630	2.7%	7/31/2020
4.11	Corporate Woods - Building 27	RubinBrown LLP	13,261	13.7%	1/31/2019	Apex Systems, Inc.	6,204	6.4%	9/30/2022
4.12	Corporate Woods - Building 51	Ferree, Bunn, Rundberg & Ridgway, Chtd.	7,048	7.8%	1/31/2019	Platinum Realty, LLC	6,327	7.0%	10/31/2020
4.13	Corporate Woods - Building 55	Adam & McDonald PA	4,964	5.6%	5/31/2020	Commodity Specialists Company	4,286	4.8%	10/31/2019
4.14	Corporate Woods - Building 65	Kulture Kurry LLC	3,013	10.5%	12/31/2019	Chipotle Mexican Grill of Kansas, L.L.C.	2,827	9.9%	2/28/2018
4.15	Corporate Woods - Building 3	OMNI Employment Management Services, LLC	4,580	7.5%	5/31/2020	Dissinger Reed, LLC	4,402	7.2%	11/30/2019
4.16	Corporate Woods - Building 75	Diebold, Incorporated	4,350	9.0%	9/30/2018	United Fidelity Funding Corp.	3,866	8.0%	12/31/2017
5	Westin Building Exchange	Sprint Communications Co., L P	17,031	4.2%	4/1/2025	Green House Data, Inc.	13,359	3.3%	4/1/2023
6	Mall of Louisiana	Nordstrom Rack	30,002	3.9%	9/30/2025	Forever 21	26,885	3.5%	1/31/2019
7	Redondo Beach Hotel Portfolio
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill
9	Overlook at King of Prussia	Bahama Breeze	11,409	5.9%	6/30/2022	Champps Restaurant	10,538	5.4%	2/28/2027
10	Raleigh Marriott City Center
11	411 East Wisconsin	Wisconsin Athletic Club	30,985	4.6%	8/31/2025	Mercer (US) Inc.	27,563	4.1%	11/30/2023
12	Jacksonville - Doubletree
13	Moffett Place B4
14	Lewis Crossing	Michaels Store	17,060	7.8%	9/30/2026	Petco	12,500	5.7%	1/31/2027
15	First Stamford Place	Elizabeth Arden, Inc.	39,775	4.9%	10/31/2021	Ernst & Young U.S. LLP	35,661	4.4%	5/31/2020
16	Village at San Jacinto	Pasty’s Country Kitchen	3,000	3.2%	10/18/2020	Carl Karcher Enterprises, Inc	2,676	2.9%	6/30/2027
17	Metro Towne Center	Big 5 Sporting Goods	10,000	7.1%	1/31/2019	Famous Footwear	8,002	5.7%	5/31/2026
18	Sundance West Apartments
19	Artisan Cove
20	Montfort Valley
21	8532 Melrose Avenue
22	Chateau Estates
23	HGI Memphis Wolfchase Galleria
24	Kohl’s - Scottsdale
25	StorQuest - Oakland San Pablo
26	French Quarter	Fountain On Peachtree, Inc.	2,145	3.7%	3/31/2020	Dominic Penn	2,132	3.7%	3/31/2020
27	Park Lane South Owners, Inc.
28	Lakeside Village Shopping Center	The Copper Lamp	4,107	8.2%	12/31/2021	Eliza Hair Studio	3,785	7.5%	11/30/2019
29	Artist Building at 300 Summer Cooperative Corporation
30	Gresham Plaza	Bertolo’s Pizza	2,289	2.9%	5/31/2019	AJ’s Liquor’s	2,102	2.7%	11/30/2020
31	Edgewater Place	Learning World Childcare	3,200	3.5%	5/31/2026	Discount City	3,200	3.5%	6/14/2024
32	US Storage Plano TX
33	Kohl’s Ground Lease
34	38 - 50 West 9th Street Corp.
35	StorQuest - Lafayette
36	Extra Space Storage - Lodi
37	StorQuest - Tallahassee
38	Strawbridge Green Apartments
39	Placerville Self Storage
40	CVS Retail Plaza
41	Summit Self Storage
42	55 Monroe Boulevard Owners Corp.
43	County Line Crossing	Gold Coffee Pancake House (Breakfast Cafe)	4,000	11.8%	1/31/2022	El Meson	3,600	10.6%	8/31/2022
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.
45	Englewood Village	Dickey’s BBQ	2,400	3.5%	2/28/2023	Freeman Chiropractic	1,500	2.2%	11/30/2018
46	Fresenius Distribution Center SC
47	Irwindale Commerce Center	Thai Restaurant	1,687	6.8%	6/30/2021	Priority Business Services, Inc	1,570	6.3%	3/31/2020
48	Saline Shopping Center	Little Green Apple’s Hallmark	4,200	5.0%	5/31/2021	Capitol Cleaners of Saline	3,200	3.8%	8/31/2018
49	StorQuest - Glendale AZ
50	West 24th Owners Corp.
51	590 East 3rd Street Owners Corp.
52	Folly Road Self Storage
53	71 Grace Avenue Owners Corp.
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.
55	Texas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
55.01	Valley Ranch	One Hour MAC Cleaners	2,145	8.5%	4/30/2020	Bruno’s Italian Ristorant	2,023	8.0%	4/30/2020
55.02	Crossroads Center	Domino’s Pizza	1,500	14.2%	7/31/2021	Core Activated Rehab, LLC	1,265	12.0%	5/31/2019
55.03	Green Oaks Center	N & T Pro-Cuts	1,250	12.0%	2/28/2018	Ebaad Enterprises	1,225	11.7%	3/31/2021
56	100 Randall Avenue Owners Corp.
57	2680 Apt Inc.
58	36 Pondfield Road West Owners, Inc.
59	Seventy-Eight Tenants Corporation
60	67-40 Yellowstone Blvd. Owners Corp.
61	230 Central Avenue Owners Corp.
62	Lancaster Owners, Incorporated
63	2021 84th St. Owners Corp.
64	Shops at Carson	Uncle Darrow’s	2,101	16.3%	8/16/2020	Miracle Ear	850	6.6%	9/27/2018
65	240 Prospect Pl. Apt. Corp.

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC
1	General Motors Building	5/9/2017	5/9/2017				N	Y	Refinance	0	0	Springing
2	222 Second Street	8/1/2017	7/31/2017		7/31/2017	13.0%	N	Y	Refinance	0	0	Springing
3	University Center Chicago	6/7/2017	5/2/2017				N	Y	Acquisition	0	0	118,585	Cash
4	Corporate Woods Portfolio	Various	8/9/2017				N	Y	Acquisition	620,488	6,258,114	625,811	Cash
4.01	Corporate Woods - Building 82	6/23/2017	8/9/2017				N	Y
4.02	Corporate Woods - Building 40	6/27/2017	8/9/2017				N	Y
4.03	Corporate Woods - Building 84	6/23/2017	8/9/2017				N	Y
4.04	Corporate Woods - Building 32	6/27/2017	8/9/2017				N	Y
4.05	Corporate Woods - Building 34	6/27/2017	8/9/2017				N	Y
4.06	Corporate Woods - Building 14	6/23/2017	8/9/2017				N	Y
4.07	Corporate Woods - Building 70	6/23/2017	8/9/2017				N	Y
4.08	Corporate Woods - Building 9	6/27/2017	8/9/2017				N	Y
4.09	Corporate Woods - Building 6	6/23/2017	8/9/2017				N	Y
4.10	Corporate Woods - Building 12	6/27/2017	8/9/2017				N	Y
4.11	Corporate Woods - Building 27	6/27/2017	8/9/2017				N	Y
4.12	Corporate Woods - Building 51	6/23/2017	8/9/2017				N	Y
4.13	Corporate Woods - Building 55	6/23/2017	8/9/2017				N	Y
4.14	Corporate Woods - Building 65	6/23/2017	8/9/2017				N	Y
4.15	Corporate Woods - Building 3	6/23/2017	8/9/2017				N	Y
4.16	Corporate Woods - Building 75	6/23/2017	8/9/2017				N	Y
5	Westin Building Exchange	5/31/2017	5/31/2017		5/31/2017	Building 1: 13%; Building 2: 19%	N	Y	Refinance	0	0	Springing
6	Mall of Louisiana	7/24/2017	7/24/2017				N	Y	Recapitalization	0	0	Springing
7	Redondo Beach Hotel Portfolio	7/5/2017	7/5/2017		7/5/2017	Various	N	Y	Refinance	0	368,514	92,129	Cash
7.01	Hilton Garden Inn Redondo Beach	7/5/2017	7/5/2017		7/5/2017	6.0%	N	Y
7.02	Residence Inn by Marriott Redondo Beach	7/5/2017	7/5/2017		7/5/2017	<5%	N	Y
8	The Churchill	7/7/2017	7/6/2017				N	Y	Refinance	0	1,567,769	522,590	Cash
9	Overlook at King of Prussia	11/8/2016	11/8/2016				N	Y	Refinance	0	0	Springing
10	Raleigh Marriott City Center	4/6/2017	3/23/2017				N	Y	Refinance	0	372,351	62,059	Cash
11	411 East Wisconsin	5/3/2017	5/3/2017				N	Y	Acquisition	175,000	467,778	233,889	Cash
12	Jacksonville - Doubletree	5/17/2017	5/17/2017				N	Y	Refinance	0	220,165	27,521	Cash
13	Moffett Place B4	6/23/2017	6/23/2017		6/23/2017	10.0%	N	Y	Refinance	0	499,913	71,416	Cash
14	Lewis Crossing	6/27/2017	6/27/2017				N	Y	Refinance	0	21,250	22,430; Springing	Cash
15	First Stamford Place	5/19/2017	5/19/2017				N	Y	Refinance	0	2,486,098	334,939	Cash
16	Village at San Jacinto	5/23/2017	5/23/2017		5/22/2017	14.0%	N	Y	Refinance	0	59,128	14,782; Springing	Cash
17	Metro Towne Center	7/20/2017	7/5/2017				N	Y	Refinance	164,352	26,635	26,635	Cash
18	Sundance West Apartments	6/30/2017	7/11/2017		7/5/2017	18.0%	N	Y	Acquisition	41,156	77,017	12,836	Cash
19	Artisan Cove	5/23/2017	5/24/2017		5/23/2017	17%	N	Y	Refinance	0	83,606	13,934	Cash
20	Montfort Valley	6/14/2017	6/15/2017				N	Y	Refinance	0	12,837	12,837	Cash
21	8532 Melrose Avenue	5/10/2017	5/10/2017		5/10/2017	17.0%	N	Y	Refinance	0	75,903	10,843	Cash
22	Chateau Estates	7/17/2017	7/17/2017				N	Y	Refinance	0	24,904	12,452	Cash
23	HGI Memphis Wolfchase Galleria	5/31/2017	6/1/2017		5/31/2017	7.0%	N	Y	Refinance	0	103,310	39,767	Cash
24	Kohl’s - Scottsdale	3/22/2017	3/22/2017				N	Y	Refinance	0	0	Springing
25	StorQuest - Oakland San Pablo	4/28/2017	5/1/2017		7/18/2017	29.0%	Y	Y	Refinance	0	117,369	13,041	Cash
26	French Quarter	6/27/2017	6/27/2017		6/27/2017	14.0%	N	Y	Refinance	0	57,097	8,157	Cash
27	Park Lane South Owners, Inc.	7/14/2017	7/13/2017				N	Y	Refinance	0	168,960	56,320	Cash
28	Lakeside Village Shopping Center	6/7/2017	6/9/2017	7/28/2017			N	Y	Refinance	6,450	73,421	24,474	Cash
29	Artist Building at 300 Summer Cooperative Corporation	7/7/2017	7/7/2017				N	Y	Refinance	0	14,135	7,068	Cash
30	Gresham Plaza	6/19/2017	6/19/2017				N	Y	Refinance	0	125,635	15,704	Cash
31	Edgewater Place	7/10/2017	7/12/2017				N	Y	Acquisition	25,125	0	8,082	Cash
32	US Storage Plano TX	6/26/2017	6/26/2017				N	Y	Acquisition	355,118	90,879	12,983	Cash
33	Kohl’s Ground Lease	7/6/2017	7/6/2017		7/6/2017	17.0%	N	Y	Refinance	0	0	Springing
34	38 - 50 West 9th Street Corp.	8/7/2017	8/7/2017				N	Y	Refinance	0	0	Springing
35	StorQuest - Lafayette	4/28/2017	5/1/2017				N	Y	Refinance	17,000	47,962	11,991	Cash
36	Extra Space Storage - Lodi	6/15/2017	6/15/2017		6/15/2017	Storage Buildings: 14.0%; Leasing Office: 3.0%	N	Y	Refinance	0	18,333	3,667	Cash
37	StorQuest - Tallahassee	6/13/2017	6/12/2017				N	Y	Refinance	0	132,567	13,257	Cash
38	Strawbridge Green Apartments	6/26/2017	6/26/2017				N	Y	Refinance	181,875	0	11,808	Cash
39	Placerville Self Storage	6/28/2017	6/28/2017		6/28/2017	6.0%	N	Y	Refinance	0	25,150	2,794	Cash
40	CVS Retail Plaza	6/9/2017	6/9/2017				N	Y	Refinance	0	7,170	2,390; Springing	Cash
41	Summit Self Storage	6/21/2017	6/21/2017				N	Y	Refinance	0	39,156	4,351	Cash
42	55 Monroe Boulevard Owners Corp.	6/28/2017	6/27/2017				N	Y	Refinance	0	0	Springing
43	County Line Crossing	4/24/2017	4/13/2017				N	Y	Refinance	71,170	8,431	8,431	Cash
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	8/4/2017	8/2/2017				N	Y	Refinance	0	40,846	13,615	Cash
45	Englewood Village	3/20/2017	3/20/2017				N	Y	Refinance	0	28,048	4,066	Cash
46	Fresenius Distribution Center SC	6/5/2017	6/7/2017				N	Y	Refinance	0	123,544	13,727	Cash
47	Irwindale Commerce Center	6/16/2017	6/16/2017		6/15/2017	10.0%	N	Y	Refinance	11,625	30,770	5,128	Cash
48	Saline Shopping Center	6/2/2017	6/2/2017	7/26/2017			N	Y	Refinance	0	0	15,137	Cash
49	StorQuest - Glendale AZ	6/13/2017	6/12/2017				N	Y	Refinance	0	16,272	2,712	Cash
50	West 24th Owners Corp.	7/24/2017	7/19/2017				N	Y	Refinance	0	0	Springing
51	590 East 3rd Street Owners Corp.	7/12/2017	7/10/2017				N	Y	Refinance	0	77,221	17,921	Cash
52	Folly Road Self Storage	7/19/2017	7/19/2017				N	Y	Acquisition	1,388	36,254	3,625	Cash
53	71 Grace Avenue Owners Corp.	7/5/2017	7/3/2017				N	Y	Refinance	0	0	Springing
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	6/27/2017	6/27/2017				N	Y	Refinance	0	0	Springing
55	Texas Retail Portfolio	Various	Various				N	Y	Refinance	210,000	96,120	10,680	Cash
55.01	Valley Ranch	6/6/2017	6/6/2017				N	Y
55.02	Crossroads Center	4/13/2017	4/13/2017				N	Y
55.03	Green Oaks Center	4/13/2017	4/14/2017				N	Y
56	100 Randall Avenue Owners Corp.	7/27/2017	7/28/2017				N	Y	Refinance	0	0	Springing
57	2680 Apt Inc.	6/30/2017	6/28/2017				N	Y	Refinance	0	0	Springing
58	36 Pondfield Road West Owners, Inc.	7/11/2017	7/11/2017				N	Y	Refinance	0	19,026	8,861	Cash
59	Seventy-Eight Tenants Corporation	8/15/2017	8/14/2017				N	Y	Refinance	0	0	Springing
60	67-40 Yellowstone Blvd. Owners Corp.	8/1/2017	7/28/2017				N	Y	Refinance	0	0	Springing
61	230 Central Avenue Owners Corp.	5/19/2017	5/17/2017				N	Y	Refinance	0	0	Springing
62	Lancaster Owners, Incorporated	8/3/2017	8/2/2017				N	Y	Refinance	0	9,000	9,000	Cash
63	2021 84th St. Owners Corp.	8/4/2017	8/4/2017				N	Y	Refinance	0	11,252	11,252	Cash
64	Shops at Carson	4/21/2017	4/21/2017		4/21/2017	10.0%	N	Y	Refinance	0	10,855	2,171	Cash
65	240 Prospect Pl. Apt. Corp.	7/20/2017	7/19/2017				N	Y	Refinance	0	2,000	2,000	Cash

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(11)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)
1	General Motors Building		0	Springing			0	0	0			0
2	222 Second Street		0	Springing			0	Springing	0			0
3	University Center Chicago		96,969	16,162	Cash		1,385,081	14,700	0	Cash		0
4	Corporate Woods Portfolio		0	Springing			0	38,258	0	Cash		7,500,000
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange		0	Springing			0	Springing	0			0
6	Mall of Louisiana		0	Springing			0	Springing	0			0
7	Redondo Beach Hotel Portfolio		0	Springing			0	63,456	0	Cash		0
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill		0	Springing			0	0	0			0
9	Overlook at King of Prussia		0	Springing			0	Springing	0			0
10	Raleigh Marriott City Center		0	Springing			0	89,235	0	Cash		0
11	411 East Wisconsin		0	Springing			0	11,135	0	Cash		0
12	Jacksonville - Doubletree		0	Springing			0	49,142	0	Cash		0
13	Moffett Place B4		0	Springing			0	0	0			0
14	Lewis Crossing		50,160	4,390; Springing	Cash		0	2,750; Springing	200,000	Cash		0
15	First Stamford Place		0	Springing			0	15,458	556,493	Cash		0
16	Village at San Jacinto		0	Springing			0	1,550; Springing	45,000	Cash		0
17	Metro Towne Center		0	Springing			0	2,344	0	Cash		28,500
18	Sundance West Apartments		0	Springing			0	8,721	0	Cash		0
19	Artisan Cove		4,581	1,145	Cash		0	1,063	0	Cash		0
20	Montfort Valley		0	Springing			0	4,667	0	Cash		0
21	8532 Melrose Avenue		2,291	2,291	Cash		0	0	0			0
22	Chateau Estates		0	Springing	Cash		0	3,833	0	Cash		0
23	HGI Memphis Wolfchase Galleria		20,932	4,187	Cash		0	17,587	0	Cash		0
24	Kohl’s - Scottsdale		0	Springing			0	4,214	0	Cash		0
25	StorQuest - Oakland San Pablo		5,882	2,941	Cash		40,000	761	80,000	Cash		0
26	French Quarter		0	Springing			0	954	0	Cash		100,000
27	Park Lane South Owners, Inc.		0	Springing			0	0	0			0
28	Lakeside Village Shopping Center		0	Springing			0	836	0	Cash		150,000
29	Artist Building at 300 Summer Cooperative Corporation		7,500	732	Cash		0	0	0			0
30	Gresham Plaza		0	Springing			0	1,319	0	Cash		0
31	Edgewater Place		2,458	1,229	Cash		0	2,763	216,055	Cash		0
32	US Storage Plano TX		0	Springing			0	1,133	0	Cash		0
33	Kohl’s Ground Lease		0	Springing			0	0	0			0
34	38 - 50 West 9th Street Corp.		0	Springing			0	0	0			0
35	StorQuest - Lafayette		0	Springing			0	904	32,544	Cash		0
36	Extra Space Storage - Lodi		0	Springing			0	1,042	37,508	Cash		0
37	StorQuest - Tallahassee		0	Springing			0	954	34,334	Cash		0
38	Strawbridge Green Apartments		0	Springing			0	4,481	0	Cash		0
39	Placerville Self Storage		197	98	Cash		980	0	0			0
40	CVS Retail Plaza		2,918	2,918	Cash		0	474	11,373	Cash		0
41	Summit Self Storage		4,125	1,375	Cash		0	1,060	38,171	Cash		0
42	55 Monroe Boulevard Owners Corp.		0	Springing			0	0	0			0
43	County Line Crossing		10,185	1,273	Cash		136,000	425	0	Cash		0
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.		0	Springing			0	0	0			0
45	Englewood Village		16,357	1,487	Cash		75,000	1,146	75,000	Cash		0
46	Fresenius Distribution Center SC		0	Springing			0	1,519	0	Cash		0
47	Irwindale Commerce Center		0	Springing			0	413	0	Cash		0
48	Saline Shopping Center		6,980	1,396	Cash		0	1,608	50,000	Cash		0
49	StorQuest - Glendale AZ		0	Springing			0	939	33,795	Cash		0
50	West 24th Owners Corp.		0	Springing			0	0	0			0
51	590 East 3rd Street Owners Corp.		0	Springing			0	0	0			0
52	Folly Road Self Storage		0	Springing			14,000	540	0	Cash		0
53	71 Grace Avenue Owners Corp.		0	Springing			0	0	0			0
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.		0	Springing			0	0	0			0
55	Texas Retail Portfolio		0	Springing			0	1,268	0	Cash		40,000
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.		0	Springing			0	0	0			0
57	2680 Apt Inc.		0	Springing			0	0	0			0
58	36 Pondfield Road West Owners, Inc.		0	Springing			0	0	0			0
59	Seventy-Eight Tenants Corporation		0	Springing			0	0	0			0
60	67-40 Yellowstone Blvd. Owners Corp.		0	Springing			0	0	0			0
61	230 Central Avenue Owners Corp.		0	Springing			0	0	0			0
62	Lancaster Owners, Incorporated		0	Springing			0	0	0			0
63	2021 84th St. Owners Corp.		0	Springing			0	0	0			0
64	Shops at Carson		30,375	3,375	Cash		0	525	0	Cash		0
65	240 Prospect Pl. Apt. Corp.		0	Springing			0	0	0			0

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description
1	General Motors Building	0	0			0	0
2	222 Second Street	Springing	0			0	0			LinkedIn Reserve ($7,709,282); Gap Rent Reserve ($1,930,704)
3	University Center Chicago	0	0			0	0			Seasonality Reserve
4	Corporate Woods Portfolio	Springing	7,500,000	Cash		0	0			Unfunded Tenant Obligation Reserve Funds
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange	Springing	0			0	0
6	Mall of Louisiana	Springing	0			0	0
7	Redondo Beach Hotel Portfolio	0	0			0	0			USHA Funds
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill	0	0			0	0
9	Overlook at King of Prussia	0	0			0	0			Saks TILC Reserve
10	Raleigh Marriott City Center	0	0			0	0			PIP Reserve
11	411 East Wisconsin	75,089	2,703,191	Cash		0	0			Outstanding TI/LC Funds
12	Jacksonville - Doubletree	0	0			0	0			PIP Reserve
13	Moffett Place B4	Springing	0			0	0			Tenant Specific TILC Reserve
14	Lewis Crossing	13,750; Springing	800,000	Cash		0	0			Tenant Specific TILC / Rent Concession Reserve
15	First Stamford Place	168,848	0	Cash		0	0			Rent Concession Reserve
16	Village at San Jacinto	6,250; Springing	150,000	Cash		0	0
17	Metro Towne Center	10,666	0	Cash		0	0
18	Sundance West Apartments	0	0			0	0
19	Artisan Cove	0	0			0	0
20	Montfort Valley	0	0			0	0
21	8532 Melrose Avenue	Springing	0			0	0			Unfunded TI/LC Deposit
22	Chateau Estates	0	0			0	0
23	HGI Memphis Wolfchase Galleria	0	0			0	0
24	Kohl’s - Scottsdale	0	0			0	0
25	StorQuest - Oakland San Pablo	0	0			0	0
26	French Quarter	6,438	0	Cash		0	0
27	Park Lane South Owners, Inc.	0	0			0	0			Collateral Security Agreement for Capital Improvements
28	Lakeside Village Shopping Center	Springing	150,000	Cash		0	0
29	Artist Building at 300 Summer Cooperative Corporation	0	0			0	0			Collateral Security Agreement for Capital Improvements
30	Gresham Plaza	3,297	40,000	Cash		0	0
31	Edgewater Place	4,989	250,000	Cash		0	0			Discount City rent abatement.
32	US Storage Plano TX	0	0			0	0
33	Kohl’s Ground Lease	0	0			0	0
34	38 - 50 West 9th Street Corp.	0	0			0	0
35	StorQuest - Lafayette	0	0			0	0
36	Extra Space Storage - Lodi	0	0			0	0
37	StorQuest - Tallahassee	0	0			0	0
38	Strawbridge Green Apartments	0	0			0	0
39	Placerville Self Storage	0	0			0	0
40	CVS Retail Plaza	Springing	0			0	0			Springing CVS Reserve
41	Summit Self Storage	0	0			0	0
42	55 Monroe Boulevard Owners Corp.	0	0			0	0
43	County Line Crossing	2,832	170,000	Cash		0	0			That Place Reserve ($150,000); Free Rent Reserve ($32,000)
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	0	0			0	0
45	Englewood Village	0	0			0	0			Winn-Dixie Reserve
46	Fresenius Distribution Center SC	5,063	364,536	Cash		0	0
47	Irwindale Commerce Center	3,000	150,000	Cash		0	0
48	Saline Shopping Center	5,575	250,000	Cash		0	0
49	StorQuest - Glendale AZ	0	0			0	0
50	West 24th Owners Corp.	0	0			0	0
51	590 East 3rd Street Owners Corp.	0	0			0	0
52	Folly Road Self Storage	Springing	0			0	0
53	71 Grace Avenue Owners Corp.	0	0			0	0			Collateral Security Agreement for Capital Improvements
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	0	0			0	0
55	Texas Retail Portfolio	6,080	0	Cash		0	0
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.	0	0			0	0
57	2680 Apt Inc.	0	0			0	0
58	36 Pondfield Road West Owners, Inc.	0	0			0	0
59	Seventy-Eight Tenants Corporation	0	0			0	0
60	67-40 Yellowstone Blvd. Owners Corp.	0	0			0	0
61	230 Central Avenue Owners Corp.	0	0			0	0
62	Lancaster Owners, Incorporated	0	0			0	0
63	2021 84th St. Owners Corp.	0	0			0	0
64	Shops at Carson	1,070	50,000	Cash		0	0			Springing IHOP Reserve
65	240 Prospect Pl. Apt. Corp.	0	0			0	0

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(5)(7)	Other Escrow I (Monthly) ($)(11)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(5)(7)
1	General Motors Building	0	0	0				0
2	222 Second Street	9,639,986	0	0	Cash		Proposition 13 Reserve	1,518,368
3	University Center Chicago	0	430,018	0	Cash		Tenant Specific TILC Reserve	485,951
4	Corporate Woods Portfolio	1,481,165	0	0	Cash		Operating Expense Funds (Springing)	0
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange	0	0	0				0
6	Mall of Louisiana	0	0	0				0
7	Redondo Beach Hotel Portfolio	336,000	0	0	Cash		Ground Rent Funds	0
7.01	Hilton Garden Inn Redondo Beach
7.02	Residence Inn by Marriott Redondo Beach
8	The Churchill	0	0	0				0
9	Overlook at King of Prussia	442,104	0	0	Cash			0
10	Raleigh Marriott City Center	12,000,000	0	0	Cash			0
11	411 East Wisconsin	388,645	0	0	Cash		Free Rent Funds	64,275
12	Jacksonville - Doubletree	0	Springing	0				0
13	Moffett Place B4	13,247,677	0	0	Cash		Rent Concession Reserve	17,046,036
14	Lewis Crossing	Tenant Specific TILC ($148,393) / Rent Concession ($60,695) Reserve	0	0	Cash		Landlord Upfit / Earnout Reserve	Landlord Upfit ($502,000) / Earnout ($400,000) Reserve
15	First Stamford Place	4,138,229	0	0	Cash		Tenant Specific TILC Reserve	5,248,949
16	Village at San Jacinto	0	0	0				0
17	Metro Towne Center	0	0	0				0
18	Sundance West Apartments	0	0	0				0
19	Artisan Cove	0	0	0				0
20	Montfort Valley	0	0	0				0
21	8532 Melrose Avenue	122,275	0	0	Cash		Abated Rent Deposit	148,959
22	Chateau Estates	0	0	0				0
23	HGI Memphis Wolfchase Galleria	0	0	0				0
24	Kohl’s - Scottsdale	0	0	0				0
25	StorQuest - Oakland San Pablo	0	0	0				0
26	French Quarter	0	0	0				0
27	Park Lane South Owners, Inc.	2,500,000	0	0	Cash			0
28	Lakeside Village Shopping Center	0	0	0				0
29	Artist Building at 300 Summer Cooperative Corporation	4,704,174	0	0	Cash			0
30	Gresham Plaza	0	0	0				0
31	Edgewater Place	29,867	0	0				0
32	US Storage Plano TX	0	0	0				0
33	Kohl’s Ground Lease	0	0	0				0
34	38 - 50 West 9th Street Corp.	0	0	0				0
35	StorQuest - Lafayette	0	0	0				0
36	Extra Space Storage - Lodi	0	0	0				0
37	StorQuest - Tallahassee	0	0	0				0
38	Strawbridge Green Apartments	0	0	0				0
39	Placerville Self Storage	0	0	0				0
40	CVS Retail Plaza	0	Springing	0			Springing Safeway Reserve	0
41	Summit Self Storage	0	0	0				0
42	55 Monroe Boulevard Owners Corp.	0	0	0				0
43	County Line Crossing	182,000	0	0	Cash			0
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	0	0	0				0
45	Englewood Village	0	5,149; Springing	250,000	Cash			0
46	Fresenius Distribution Center SC	0	0	0				0
47	Irwindale Commerce Center	0	0	0				0
48	Saline Shopping Center	0	0	0				0
49	StorQuest - Glendale AZ	0	0	0				0
50	West 24th Owners Corp.	0	0	0				0
51	590 East 3rd Street Owners Corp.	0	0	0				0
52	Folly Road Self Storage	0	Springing	0				0
53	71 Grace Avenue Owners Corp.	125,000	0	0	Cash			0
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	0	0	0				0
55	Texas Retail Portfolio	0	0	0				0
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.	0	0	0				0
57	2680 Apt Inc.	0	0	0				0
58	36 Pondfield Road West Owners, Inc.	0	0	0				0
59	Seventy-Eight Tenants Corporation	0	0	0				0
60	67-40 Yellowstone Blvd. Owners Corp.	0	0	0				0
61	230 Central Avenue Owners Corp.	0	0	0				0
62	Lancaster Owners, Incorporated	0	0	0				0
63	2021 84th St. Owners Corp.	0	0	0				0
64	Shops at Carson	0	Springing	0			Dog Haus Reserve	120,000
65	240 Prospect Pl. Apt. Corp.	0	0	0				0

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(12)	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	General Motors Building	0	0				Fee
2	222 Second Street	0	0	Cash			Fee
3	University Center Chicago	0	0	Cash			Fee
4	Corporate Woods Portfolio	Springing	0				Fee
4.01	Corporate Woods - Building 82						Fee
4.02	Corporate Woods - Building 40						Fee
4.03	Corporate Woods - Building 84						Fee
4.04	Corporate Woods - Building 32						Fee
4.05	Corporate Woods - Building 34						Fee
4.06	Corporate Woods - Building 14						Fee
4.07	Corporate Woods - Building 70						Fee
4.08	Corporate Woods - Building 9						Fee
4.09	Corporate Woods - Building 6						Fee
4.10	Corporate Woods - Building 12						Fee
4.11	Corporate Woods - Building 27						Fee
4.12	Corporate Woods - Building 51						Fee
4.13	Corporate Woods - Building 55						Fee
4.14	Corporate Woods - Building 65						Fee
4.15	Corporate Woods - Building 3						Fee
4.16	Corporate Woods - Building 75						Fee
5	Westin Building Exchange	0	0				Fee
6	Mall of Louisiana	0	0				Fee
7	Redondo Beach Hotel Portfolio	48,750	0	Cash			Leasehold	8/31/2109	$396,000
7.01	Hilton Garden Inn Redondo Beach						Leasehold	8/31/2109	$176,000
7.02	Residence Inn by Marriott Redondo Beach						Leasehold	8/31/2109	$220,000
8	The Churchill	0	0				Fee
9	Overlook at King of Prussia	0	0				Fee
10	Raleigh Marriott City Center	0	0				Fee and Leasehold	7/31/2107	$75,000
11	411 East Wisconsin	0	0	Cash			Fee
12	Jacksonville - Doubletree	0	0				Fee
13	Moffett Place B4	0	0	Cash			Fee
14	Lewis Crossing	0	0	Cash			Fee
15	First Stamford Place	0	0	Cash			Fee
16	Village at San Jacinto	0	0				Fee
17	Metro Towne Center	0	0				Fee
18	Sundance West Apartments	0	0				Fee
19	Artisan Cove	0	0				Fee
20	Montfort Valley	0	0				Fee
21	8532 Melrose Avenue	0	0	Cash			Fee
22	Chateau Estates	0	0				Fee
23	HGI Memphis Wolfchase Galleria	0	0				Fee
24	Kohl’s - Scottsdale	0	0				Fee
25	StorQuest - Oakland San Pablo	0	0				Fee
26	French Quarter	0	0				Fee
27	Park Lane South Owners, Inc.	0	0				Fee
28	Lakeside Village Shopping Center	0	0				Fee
29	Artist Building at 300 Summer Cooperative Corporation	0	0				Fee
30	Gresham Plaza	0	0				Fee
31	Edgewater Place	0	0				Fee
32	US Storage Plano TX	0	0				Fee
33	Kohl’s Ground Lease	0	0				Fee
34	38 - 50 West 9th Street Corp.	0	0				Fee
35	StorQuest - Lafayette	0	0				Fee
36	Extra Space Storage - Lodi	0	0				Fee
37	StorQuest - Tallahassee	0	0				Fee
38	Strawbridge Green Apartments	0	0				Fee
39	Placerville Self Storage	0	0				Fee
40	CVS Retail Plaza	Springing	0				Fee
41	Summit Self Storage	0	0				Fee
42	55 Monroe Boulevard Owners Corp.	0	0				Fee
43	County Line Crossing	0	0				Fee
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.	0	0				Fee
45	Englewood Village	0	0				Fee and Leasehold	NAV	NAV
46	Fresenius Distribution Center SC	0	0				Fee
47	Irwindale Commerce Center	0	0				Fee
48	Saline Shopping Center	0	0				Fee
49	StorQuest - Glendale AZ	0	0				Fee
50	West 24th Owners Corp.	0	0				Fee
51	590 East 3rd Street Owners Corp.	0	0				Fee
52	Folly Road Self Storage	Springing	0				Fee
53	71 Grace Avenue Owners Corp.	0	0				Fee
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	0	0				Fee
55	Texas Retail Portfolio	0	0				Fee
55.01	Valley Ranch						Fee
55.02	Crossroads Center						Fee
55.03	Green Oaks Center						Fee
56	100 Randall Avenue Owners Corp.	0	0				Fee
57	2680 Apt Inc.	0	0				Fee
58	36 Pondfield Road West Owners, Inc.	0	0				Fee
59	Seventy-Eight Tenants Corporation	0	0				Fee
60	67-40 Yellowstone Blvd. Owners Corp.	0	0				Fee
61	230 Central Avenue Owners Corp.	0	0				Fee
62	Lancaster Owners, Incorporated	0	0				Fee
63	2021 84th St. Owners Corp.	0	0				Fee
64	Shops at Carson	0	0	Cash			Fee
65	240 Prospect Pl. Apt. Corp.	0	0				Fee

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases(13)	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio
1	General Motors Building		Hard/Springing Cash Management	2,300,000,000	6,665,475	830,000,000	830,000,000	2.84	2.77	47.9%
2	222 Second Street		Hard/Springing Cash Management
3	University Center Chicago		Hard/Upfront Cash Management
4	Corporate Woods Portfolio		Hard/Springing Cash Management
4.01	Corporate Woods - Building 82
4.02	Corporate Woods - Building 40
4.03	Corporate Woods - Building 84
4.04	Corporate Woods - Building 32
4.05	Corporate Woods - Building 34
4.06	Corporate Woods - Building 14
4.07	Corporate Woods - Building 70
4.08	Corporate Woods - Building 9
4.09	Corporate Woods - Building 6
4.10	Corporate Woods - Building 12
4.11	Corporate Woods - Building 27
4.12	Corporate Woods - Building 51
4.13	Corporate Woods - Building 55
4.14	Corporate Woods - Building 65
4.15	Corporate Woods - Building 3
4.16	Corporate Woods - Building 75
5	Westin Building Exchange		Soft/Springing Cash Management
6	Mall of Louisiana		Hard/Springing Cash Management
7	Redondo Beach Hotel Portfolio	See footnote	Soft/Springing Cash Management
7.01	Hilton Garden Inn Redondo Beach	See footnote
7.02	Residence Inn by Marriott Redondo Beach	See footnote
8	The Churchill		None
9	Overlook at King of Prussia		Springing
10	Raleigh Marriott City Center		Hard/Springing Cash Management
11	411 East Wisconsin		Hard/Springing Cash Management
12	Jacksonville - Doubletree		Springing
13	Moffett Place B4		Hard/Upfront Cash Management
14	Lewis Crossing		Springing
15	First Stamford Place		Hard/Springing Cash Management
16	Village at San Jacinto		Springing
17	Metro Towne Center		Springing
18	Sundance West Apartments		Springing
19	Artisan Cove		Springing
20	Montfort Valley		Springing
21	8532 Melrose Avenue		Hard/Springing Cash Management
22	Chateau Estates		Springing
23	HGI Memphis Wolfchase Galleria		Springing
24	Kohl’s - Scottsdale		Springing
25	StorQuest - Oakland San Pablo		Springing
26	French Quarter		Springing
27	Park Lane South Owners, Inc.		None
28	Lakeside Village Shopping Center		Springing
29	Artist Building at 300 Summer Cooperative Corporation		None
30	Gresham Plaza		Springing
31	Edgewater Place		Springing
32	US Storage Plano TX		Springing
33	Kohl’s Ground Lease		Springing
34	38 - 50 West 9th Street Corp.		None	8,200,000	27,502	1,500,000	0	10.73	10.67	8.1%
35	StorQuest - Lafayette		Springing
36	Extra Space Storage - Lodi		Springing
37	StorQuest - Tallahassee		Springing
38	Strawbridge Green Apartments		Springing
39	Placerville Self Storage		None
40	CVS Retail Plaza		None
41	Summit Self Storage		Springing
42	55 Monroe Boulevard Owners Corp.		None	5,442,710	25,235	250,000	0	3.96	3.89	17.5%
43	County Line Crossing		Hard/Springing Cash Management
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.		None
45	Englewood Village	NAV	None
46	Fresenius Distribution Center SC		Hard/Springing Cash Management
47	Irwindale Commerce Center		Springing
48	Saline Shopping Center		None
49	StorQuest - Glendale AZ		Springing
50	West 24th Owners Corp.		None	4,050,000	18,666	250,000	0	9.14	9.07	6.4%
51	590 East 3rd Street Owners Corp.		None
52	Folly Road Self Storage		Springing
53	71 Grace Avenue Owners Corp.		None	2,996,156	14,052	200,000	0	3.06	3.01	31.1%
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.		None	3,200,000	10,442	500,000	150,000	30.62	30.24	2.5%
55	Texas Retail Portfolio		None
55.01	Valley Ranch
55.02	Crossroads Center
55.03	Green Oaks Center
56	100 Randall Avenue Owners Corp.		None	2,250,000	10,359	250,000	0	3.75	3.67	36.1%
57	2680 Apt Inc.		None	2,098,468	8,527	200,000	0	12.38	12.06	8.7%
58	36 Pondfield Road West Owners, Inc.		None	2,600,000	10,644	750,000	0	4.85	4.76	28.7%
59	Seventy-Eight Tenants Corporation		None	2,050,000	6,804	250,000	0	5.58	5.49	15.1%
60	67-40 Yellowstone Blvd. Owners Corp.		None	2,200,000	9,071	500,000	0	14.39	14.16	6.1%
61	230 Central Avenue Owners Corp.		None	1,900,000	6,559	200,000	0	5.15	4.99	29.0%
62	Lancaster Owners, Incorporated		None	1,700,000	7,830	200,000	0	8.80	8.74	7.6%
63	2021 84th St. Owners Corp.		None	1,650,000	7,550	250,000	0	7.28	7.07	10.5%
64	Shops at Carson		Springing
65	240 Prospect Pl. Apt. Corp.		None	1,000,000	4,689	200,000	0	3.71	3.65	13.4%

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(14)	Affiliated Sponsors	Mortgage Loan Number
1	General Motors Building	9.9%	9.6%		Boston Properties Limited Partnership, 767 LLC and Sungate Fifth Avenue LLC		1
2	222 Second Street				TSCE Real Estate, L.P.		2
3	University Center Chicago				UCC Chicago Acquisition Partner LLC; Blue Vista Capital Management, LLC		3
4	Corporate Woods Portfolio				Raymond Massa		4
4.01	Corporate Woods - Building 82						4.01
4.02	Corporate Woods - Building 40						4.02
4.03	Corporate Woods - Building 84						4.03
4.04	Corporate Woods - Building 32						4.04
4.05	Corporate Woods - Building 34						4.05
4.06	Corporate Woods - Building 14						4.06
4.07	Corporate Woods - Building 70						4.07
4.08	Corporate Woods - Building 9						4.08
4.09	Corporate Woods - Building 6						4.09
4.10	Corporate Woods - Building 12						4.10
4.11	Corporate Woods - Building 27						4.11
4.12	Corporate Woods - Building 51						4.12
4.13	Corporate Woods - Building 55						4.13
4.14	Corporate Woods - Building 65						4.14
4.15	Corporate Woods - Building 3						4.15
4.16	Corporate Woods - Building 75						4.16
5	Westin Building Exchange				Clise Properties, Inc.; Digital Realty Trust, L.P.		5
6	Mall of Louisiana				GGP Real Estate Holding I, Inc.		6
7	Redondo Beach Hotel Portfolio				James Bradley Wagstaff		7
7.01	Hilton Garden Inn Redondo Beach						7.01
7.02	Residence Inn by Marriott Redondo Beach						7.02
8	The Churchill						8
9	Overlook at King of Prussia				DDRTC Core Retail Fund, LLC		9
10	Raleigh Marriott City Center				Carey Watermark Investors Incorporated		10
11	411 East Wisconsin				Middleton Partners LLC		11
12	Jacksonville - Doubletree				Sotherly Hotels LP		12
13	Moffett Place B4			98,000,000	Paul Guarantor LLC		13
14	Lewis Crossing				John Collett; Michael E. Robbe; Michael D. Smith; Tyler C. Covington		14
15	First Stamford Place			16,000,000	Empire State Realty OP, L.P.		15
16	Village at San Jacinto				Mark T. Burger; Ronald A. Recht		16
17	Metro Towne Center				A&C Tank Sales Company, Inc.		17
18	Sundance West Apartments				Haley Communities Limited Partnership Fund No. 2		18
19	Artisan Cove				David M.Spatz		19
20	Montfort Valley				Bernard Englard; Joseph Hoch	Y - Group 2	20
21	8532 Melrose Avenue				Third Point Opportunities Master Fund L.P.		21
22	Chateau Estates				Bartlett Lonestar, LLC	Y - Group 2	22
23	HGI Memphis Wolfchase Galleria				Sangeeta Purohit; Visanji T. Gala; Jaya Gala		23
24	Kohl’s - Scottsdale				Gilbane Development Company		24
25	StorQuest - Oakland San Pablo				William W. Hobin; Clark W. Porter; Timothy B. Hobin	Y - Group 1	25
26	French Quarter				3D Investments		26
27	Park Lane South Owners, Inc.						27
28	Lakeside Village Shopping Center				Retail Plazas, Inc.		28
29	Artist Building at 300 Summer Cooperative Corporation						29
30	Gresham Plaza				Six Pines Realty, L.C.		30
31	Edgewater Place				Daniel Benzvi		31
32	US Storage Plano TX				Westport Properties, Inc		32
33	Kohl’s Ground Lease				David Lazares		33
34	38 - 50 West 9th Street Corp.	43.2%	42.9%				34
35	StorQuest - Lafayette				William W. Hobin; Clark W. Porter; Timothy B. Hobin	Y - Group 1	35
36	Extra Space Storage - Lodi				Ken High; Thomas Pecht and Ann Maureen King		36
37	StorQuest - Tallahassee				William W. Hobin; Clark W. Porter; Timothy B. Hobin	Y - Group 1	37
38	Strawbridge Green Apartments				Michael Gortenburg; Scott Asner		38
39	Placerville Self Storage				Gregory J. Drennan; Kenneth M.Pratt; Timothy E. Wright		39
40	CVS Retail Plaza				Jeff Jurow		40
41	Summit Self Storage				Charles G.Caye, Jr		41
42	55 Monroe Boulevard Owners Corp.	22.0%	21.6%				42
43	County Line Crossing				Schrage Development		43
44	2199 Holland Avenue Apartment Corp. F/K/A Powers Equities, Inc.						44
45	Englewood Village				Robert H. Park		45
46	Fresenius Distribution Center SC				C. Edward Harmon		46
47	Irwindale Commerce Center				P. James Barthe; Nancy R.Barthe; Matthew I. Lamishaw; Suzan Klien Lamishaw		47
48	Saline Shopping Center				Donald J. Salkowski		48
49	StorQuest - Glendale AZ				William W. Hobin; Clark W. Porter; Timothy B. Hobin	Y - Group 1	49
50	West 24th Owners Corp.	50.6%	50.2%				50
51	590 East 3rd Street Owners Corp.						51
52	Folly Road Self Storage				William Millard Choate		52
53	71 Grace Avenue Owners Corp.	17.2%	16.9%				53
54	Riverbank South Owners Corp. a/k/a River Bank South Owners Corp.	119.9%	118.4%				54
55	Texas Retail Portfolio				Berrin Tekiner; Gonja Hediye Hartmann Tekiner		55
55.01	Valley Ranch						55.01
55.02	Crossroads Center						55.02
55.03	Green Oaks Center						55.03
56	100 Randall Avenue Owners Corp.	20.7%	20.3%				56
57	2680 Apt Inc.	60.4%	58.8%				57
58	36 Pondfield Road West Owners, Inc.	23.8%	23.4%				58
59	Seventy-Eight Tenants Corporation	22.2%	21.9%				59
60	67-40 Yellowstone Blvd. Owners Corp.	71.2%	70.0%				60
61	230 Central Avenue Owners Corp.	21.3%	20.7%				61
62	Lancaster Owners, Incorporated	48.6%	48.3%				62
63	2021 84th St. Owners Corp.	40.0%	38.8%				63
64	Shops at Carson				Thomas Safran & Associates Development, Inc.		64
65	240 Prospect Pl. Apt. Corp.	20.9%	20.5%				65

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FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “BANA” denotes Bank of America, National Association, “MSMCH” denotes Morgan Stanley Mortgage Capital Holdings LLC and “NCB” denotes National Cooperative Bank, N.A.

(2)	For mortgage loan #1 (General Motors Building), the Number of Units includes 1,802,029 square feet of office space and 187,954 square feet of retail space.

For mortgage loan #26 (French Quarter), the Number of Units includes 44,351 square feet of office space and 12,877 square feet of retail space.

(3)	For mortgage loan #11 (411 East Wisconsin), notwithstanding the lockout period, during the period ending on (and including) the date that is the first anniversary of the origination date of the Whole Loan (which first anniversary date is June 29, 2018), the borrower is permitted to prepay the related Whole Loan in the amount of $24,712,500 in connection with the release of a release parcel at the mortgaged property. No yield maintenance premium, prepayment premium or other prepayment consideration is required in connection with such prepayment.

(4)	For mortgage loan #1 (General Motors Building), the Grace Period Default (Days) is two business days once in any trailing twelve month period.

For mortgage loan #6 (Mall of Louisiana), the Grace Period Default (Days) is two business days once in any trailing twelve month period.

(5)	For mortgage loan #4 (Corporate Woods Portfolio), Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a portfolio premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $295,500,000.

For mortgage loan #10 (Raleigh Marriott City Center), the Appraised Value assumes the performance improvement plan, schedule to be completed, has been completed. A $12,000,000 reserve was taken at closing, representing the outstanding performance improvement plan. The appraised value assuming the performance improvement plan has not been completed is $95,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $95,000,000 appraised value are 71.6% and 68.4%, respectively.

For mortgage loan #13 (Moffett Place B4), the Appraised Value assumes the sole tenant (314,352 square feet), representing 100.0% of net rentable square feet, is in occupancy of its space and paying full unabated rent. Reserves of $30,293,713 were collected at closing, representing outstanding tenant improvements, leasing commissions and abated rent. The sole tenant is anticipated to be in occupancy and begin paying full unabated rent in November 2018. The appraised value assuming the sole tenant has not taken possession of the building is $269,100,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $269,100,000 appraised value are 47.2% and 42.9%, respectively.

For mortgage loan #21 (8532 Melrose Avenue), the Appraised Value assumes the second largest tenant (2,025 square feet), representing 40.9% of net rentable square feet, has taken occupancy. The second largest tenant opened its store on August 30, 2017.

(6)	For mortgage loan #1 (General Motors Building), the mortgage loan represents $111,900,000 in pari passu notes, which are part of a whole loan which includes senior pari passu notes which in the aggregate have a combined Cut-off Date Balance of $1,470,000,000 and subordinate notes which in

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the aggregate have a combined Cut-off Date Balance of $830,000,000. The other notes are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on the $1,470,000,000 of senior pari passu notes in the aggregate and exclude the subordinate notes. Notes included in the trust represent non-controlling interests in the related whole loan.

For mortgage loan #2 (222 Second Street), the mortgage loan represents Note A-1 of three pari passu companion loans, which have a combined Cut-off Date Balance of $291,500,000 (including the amount of a future advance which the lender expects to be made before the Closing Date in the amount of $11,158,354 (the “Future Advance Amount”)). Notes A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF presented are based on Notes A-1, A-2 and A-3 in the aggregate (“222 Second Street Whole Loan”), including the Future Advance Amount. Note A-1 is the controlling interest in the 222 Second Street Whole Loan.

For mortgage loan #3 (University Center Chicago), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $120,600,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “University Center Chicago Whole Loan”). Note A-1 represents the controlling interest in the University Center Chicago Whole Loan.

For mortgage loan #4 (Corporate Woods Portfolio), the mortgage loan represents Note A-4 of six pari passu notes, which have a combined Cut-off Date Balance of $221,250,000. Notes A-1-A, A-1-B, A-2, A-3 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the $221,250,000 of notes in the aggregate (the “Corporate Woods Portfolio Whole Loan”). Note A-4 represents a non-controlling interest in the Corporate Woods Portfolio Whole Loan.

For mortgage loan #5 (Westin Building Exchange), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $135,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Westin Building Exchange Whole Loan”). Note A-1 represents the controlling interest in the Westin Building Exchange Whole Loan.

For mortgage loan #6 (Mall of Louisiana), the mortgage loan represents Note A-1 of seven pari passu companion loans, which have a combined Cut-off Date Balance of $325,000,000. Notes A-2, A-3, A-4, A-5, A-6 and A-7 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4, A-5, A-6 and A-7 in the aggregate (the “Mall of Louisiana Whole Loan”). Note A-1 is the controlling interest in the Mall of Louisiana Whole Loan.

“For mortgage loan #10 (Raleigh Marriott City Center), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $68,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on all Notes in the aggregate (the “Raleigh Marriott City Center Whole Loan”). Note A-1 represents the controlling interest in the Raleigh Marriott City Center Whole Loan.

For mortgage loan #11 (411 East Wisconsin), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $93,750,000. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the $93,750,000 of notes in the aggregate (the “411 East Wisconsin Whole Loan”). Note A-2 represents the non-controlling interest in the 411 East Wisconsin Whole Loan.

For mortgage loan #13 (Moffett Place B4), the mortgage loan represents Note A-4 of four pari passu notes, which have a combined Cut-off Date Balance of $127,000,000. Notes A-1, A-2 and A-3 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures

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presented are based on all Notes in the aggregate (the “Moffett Place B4 Whole Loan”). Note A-4 represents a non-controlling interest in the Moffett Place B4 Whole Loan.

For mortgage loan #15 (First Stamford Place), the mortgage loan represents Note A-2-A of five pari passu notes, which have a combined Cut-off Date Balance of $164,000,000. Notes A-1-A, A-1-B, A-1-C and A-2-B are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance Per Unit/SF figures presented are based on Notes A-1-A, A-1-B, A-1-C, A-2-A and A-2-B in the aggregate (the “First Stamford Place Whole Loan”). Note A-2-A represents a non-controlling interest in the First Stamford Place Whole Loan.

(7)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, has rent abatements through June 2020. The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, has rent abatements on its 21,907 square feet of expansion space through June 2019. The fifth largest tenant (105,579 square feet), representing 5.3% of net rentable square feet, has rent abatements through June 2024. A Borrower Sponsor guaranty was provided at closing for the outstanding rent abatements.

For mortgage loan #2 (222 Second Street), the sole tenant (452,418 square feet), representing 100.0% of net rentable square feet, has a phased-in occupancy pursuant to its lease. The sole tenant is expected to take occupancy of the remaining 16.8% of net rentable square feet in January 2018. The lease is fully guaranteed by Microsoft Corporation, an investment grade rated corporation. Gap Rent of $1,930,704 was reserved at closing.

For mortgage loan #6 (Mall of Louisiana), the third largest tenant (46,900 square feet), representing 6.0% of net rentable square feet, has executed a lease but has yet to take occupancy at the property or commence paying rent. The third largest tenant is expected to take occupancy in August 2018. The Sponsor has provided a full guaranty for $8,519,922 in unfunded tenant allowances, landlord costs and “gap” rent covering a 15-month period.

For mortgage loan #11 (411 East Wisconsin), the third largest tenant (56,320 square feet), representing 8.3% of net rentable square feet, is currently in occupancy but is expected to vacate upon lease expiration on March 31, 2019. Rent from such tenant was not underwritten.

For mortgage loan #15 (First Stamford Place), the largest tenant (137,584 square feet), representing 17.0% of net rentable square feet, subleases 47,015 square feet, expiring September 30, 2024. In addition, the largest tenant subleases to two tenants as follows: 47,015 square feet for an annual base rent of $1,363,435 ($29.00 per square foot, expiring September 30, 2024); and 10,884 square feet for an annual base rent of $261,216 ($24.00 per square foot, expiring September 30, 2024). The second largest tenant (101,619 square feet), representing 12.5% of net rentable square feet, subleases 3,259 square feet for an annual base rent of $97,770 ($30.00 per square foot, expiring May 31, 2018). The third largest tenant (56,690 square feet), representing 7.0% of net rentable square feet, has free rent through January 2019. A reserve was taken at closing representing the outstanding free rent.

For mortgage loan #16 (Village at San Jacinto), the second largest tenant (14,820 square feet), representing 15.9% of net rentable square feet, is subleasing its space for an annual base rent of $222,300 ($15.00 per square foot, expiring September 30, 2032).

For mortgage loan #24 (Kohl’s – Scottsdale), the sole tenant (88,408 square feet), representing 100.0% of net rentable square feet, subleases a pad site at the mortgaged property for an annual base rent of $104,500.

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For mortgage loan #31 (Edgewater Place) the fifth largest tenant (3,200 square feet), representing 3.5% of net rentable square feet, is in occupancy but does not commence paying rent until February 2018.

For mortgage loan #48 (Saline Shopping Center), the largest tenant (37,335 square feet), representing 44.5% of net rentable square feet, subleases its space to the second largest tenant (10,220 square feet), representing 12.2% of net rentable square feet, for an annual base rent of $144,114 ($3.86 per square foot, expiring November 30, 2018).

(8)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, may terminate its lease on: (i) 20,791 square feet at any time; and (ii) 38,900 square feet on the 22nd floor or 39,900 square feet on the 32nd floor, on or after August 31, 2022. The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, may terminate its lease if its expansion space is not delivered by February 2020.

For mortgage loan #4 (Corporate Woods Portfolio), the largest tenant (159,270 square feet) at the Corporate Woods - Building 82 mortgaged property, representing 7.8% of net rentable square feet of the entire portfolio, has exercised an option to reduce its space by 12,820 square feet, effective November 30, 2017. The largest tenant (69,640 square feet) at the Corporate Woods - Building 40 mortgaged property, representing 3.4% of net rentable square feet of the entire portfolio, has the right to terminate its lease as to either all of its leased premises or as to any full floor portion of its leased premises effective as of December 31, 2018 by written notice to the borrower by December 31, 2017.

For mortgage loan #11 (411 East Wisconsin), the largest tenant (186,472 square feet), representing 27.5% of net rentable square feet, has a two-time option to reduce its space by up to one full floor effective at any time from June 1, 2021 through May 31, 2026 by giving at least 12 months’ notice and payment of a termination fee (that is proportionate to the relinquished space) equal to the sum of tenant improvement costs, rent credits and other costs associated with the largest tenant’s space at the property that were paid by the landlord (as calculated under the lease). Each relinquished space must be a contiguous space of at least 11,500 square feet on the lowest floor of the property that the largest tenant leases. The largest tenant may not exercise its contraction rights within two years of the most recent exercise of expansion. The fifth largest tenant (27,563 square feet), representing 4.1% of net rentable square feet has the option to terminate its lease effective May 31, 2019 upon providing 14 months’ notice and payment of termination fee equal to the sum of (i) tenant improvement costs, rent credits and other costs associated with the fifth largest tenant’s space at the property that were paid by the landlord (as calculated under the lease), (ii) $267,086 and (iii) six months of operating cost share rent and tax share rent at the estimated rate, as reasonably determined by the landlord, in effect for the month of June, 2019.

For mortgage loan #15 (First Stamford Place), the third largest tenant (56,690 square feet), representing 7.0% of net rentable square feet, may terminate its lease as of January 31, 2027 upon providing 12 months’ written notice and payment of a termination fee equal to $2,302,219.

For mortgage loan #16 (Village at San Jacinto), the second largest tenant (14,820 square feet), representing 15.9% of net rentable square feet, may terminate its lease as of September 30, 2032, and every five years thereafter, upon providing 12 months written notice.

For mortgage loan #17 (Metro Towne Center) the third largest tenant (20,000 square feet), representing 14.2% of net rentable square feet, may terminate its lease by giving 12 months’ notice

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between February 1, 2020 and January 31 2021, if gross sales for the trailing 12 month period ending January 31, 2019 do not exceed $6,500,000. The fifth largest tenant (8,002 square feet), representing 5.7% of net rentable square feet, may terminate its lease by giving notice within 90 days’ of May 31, 2021, if gross sales for the trailing 12 month period ending May 31, 2021 do not equal or exceed $1,600,400.

For mortgage loan #64 (Shops at Carson), the third largest tenant (2,200 square feet), representing 17.1% of net rentable square feet, may terminate its lease as of September 2022 if annual gross sales are less than $750,000, upon providing 180 days’ written notice and payment of all unamortized tenant improvements and leasing commissions.

(9)	For mortgage loan #9 (Overlook at King of Prussia), the largest and fourth largest tenants (81,365 and 11,409 square feet, respectively), representing 47.6% of net rentable square feet, lease their collateral pad sites and the improvements built on the pad site are owned by the tenants.

(10)	For mortgage loan #1 (General Motors Building), the largest tenant (489,867 square feet), representing 24.6% of net rentable square feet, has multiple leases that expire as follows: 100,024 square feet, expiring August 31, 2019; and 389,843 square feet, expiring August 31, 2034. The second largest tenant (299,895 square feet), representing 15.1% of net rentable square feet, subleases 9,725 square feet ($107.00 per square foot). The fourth largest tenant (105,748 square feet), representing 5.3% of net rentable square feet, has multiple leases that expire as follows: 2,754 square feet expiring December 31, 2018; and 102,994 square feet expiring January 31, 2034.

For mortgage loan #2 (222 Second Street), the sole tenant (452,418 square feet), representing 100.0% of net rentable square feet, has multiple leases that expire as follows: 156,659 square feet expiring December 31, 2025; 148,664 square feet expiring on December 31, 2026; 76,212 square feet expiring on December 31, 2027; and 70,883 square feet expiring on June 30, 2027.

For mortgage loan #4 (Corporate Woods Portfolio), the second largest tenant at the Corporate Woods - Building 82 mortgaged property (39,993 square feet), representing 2.0% of net rentable square feet of the entire portfolio, has multiple leases that expire as follows: 13,497 square feet expiring January 31, 2018 and 26,496 square feet expiring January 31, 2023. In addition, the third largest tenant at the Corporate Woods - Building 82 mortgaged property (10,051 square feet), representing 0.5% of net rentable square feet of the entire portfolio, has multiple leases that expire as follows: 1,552 square feet expiring on May 31, 2020 and 8,499 square feet expiring on September 30, 2022.

For mortgage loan #5 (Westin Building Exchange), the largest tenant (65,280 square feet), representing 16.3% of net rentable square feet, has multiple leases that expire as follows: 37,354 square feet expiring on a month-to-month basis; 12,397 square feet expiring December 1, 2025; 2,430 square feet expiring December 1, 2028; 4,748 square feet expiring October 1, 2034; 5,567 square feet expiring April 1, 2040; and 2,784 square feet expiring August 1, 2063. In addition, the second largest tenant (38,650 square feet), representing 9.6% of net rentable square feet, has multiple leases that expire as follows: 171 square feet expiring on a month-to-month basis; 34,593 square feet expiring August 1, 2019; and 3,886 square feet expiring January 1, 2028. In addition, the fifth largest tenant (13,359 square feet), representing 3.3% of net rentable square feet, has multiple leases that expire as follows: 8,548 square feet expiring April 1, 2023 and 4,811 square feet expiring June 1, 2020.

(11)	For mortgage loan #3 (University Center Chicago), the Other Escrow I (Monthly) will adjust for each academic year, as defined in the loan agreement.

For mortgage loan #7 (Redondo Beach Hotel Portfolio), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of 1/12 of 4.0% of operating income for the preceding calendar year and the amount required under the related franchise agreements.

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For mortgage loan #10 (Raleigh Marriott City Center), the Monthly Replacement Reserve will be adjusted to an amount equal to the greater of the existing Monthly Replacement Reserve and 4% of operating income for the prior calendar month.

For mortgage loan #12 (Jacksonville – Doubletree), the Monthly Replacement Reserve will be adjusted to an amount equal to the greatest of: (i) the existing Monthly Replacement Reserve; (ii) 4% of underwritten revenue for the prior fiscal year; and (iii) in connection with the transfer of the replacement reserve to the property improvement plan reserve, an amount equal to the estimated cost of replacement reserve work to be performed over the next 12 months.

(12)	For mortgage loan #2 (222 Second Street), the whole loan was funded in part on August 30, 2017 in the amount of $280,341,646, and the remaining amount of $11,158,354, which will be used to fund certain tenant reserves (and which will result in the total whole loan amount of $291,500,000), will be funded prior to the Closing Date of the BANK 2017-BNK7 transaction.

(13)	For mortgage loan #7 (Redondo Beach Hotel Portfolio), the effective ground rent is as of September 1, 2015 and will increase to 110% of the prior monthly ground rent every five years. On September 1, 2045 and September 1, 2080 (or, with respect to the parking parcel, November 30, 2047, November 30, 2057, November 30, 2072 and November 30, 2102), monthly ground rent will be increased to an amount equal to 1/12th of 9% of the fair market value of the premises as of the date 12 months prior to the commencement of the preceding fair market value adjustment date.

(14)	For mortgage loan #1 (General Motors Building), at closing of the Mortgage Loan, Boston Properties Limited Partnership (“BPLP”) provided a guaranty in lieu of depositing (i) $107,946,183 for existing tenant improvement and leasing commission costs and (ii) $161,161,013 in existing gap rent and free rent obligations.

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